UNITED STATES
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Boise Cascade

2021 Notice of Annual Shareholders' Meeting and Proxy Statement

March 26, 2021
Fellow Shareholders:
You are cordially invited to join us for our 2021 virtual annual meeting of shareholders, which will be held on Thursday, May 6, 2021, at 9:30 a.m. Mountain Time. As part of our continued precautions regarding COVID-19, the 2021 Annual Meeting of Shareholders of Boise Cascade Company will be held exclusively online via webcast. You will be able to attend the 2021 Annual Meeting, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/BCC2021. The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting.
As we look forward to our 2021 annual meeting of shareholders, it is worth reflecting on the year just completed:
Industry Dynamics and Impact on Business
On March 6, 2020, the Board elected Nate Jorgensen CEO and director effective after Thomas Corrick’s retirement. We are pleased with the leadership Nate has shown by living and leading the Company’s core values through the pandemic. The Company maintained its focus on the health and safety of its employees, including enhanced health and safety precautions in light of the pandemic, while maintaining its operations across the country with minimal downtime.
The Board’s role is critical in overseeing Boise Cascade’s corporate strategy and operations, and we continue to work closely with the management team on matters regarding the business and its performance. Throughout the year, our Board meeting agendas regularly included significant business and organizational initiatives, updates concerning our COVID-19 response, capital allocation strategies and business development opportunities. As the country prepared for, and responded to, the pandemic, our priority was the health and safety of our employees, customers, and the communities where we live and operate. We enacted business continuity plans to continue to serve our customers while protecting the well-being of our employees, and evaluated the possibility of multiple economic recovery scenarios – V-, U- and L-shaped in nature and how those scenarios could impact our business and multiple stakeholders. We experienced a dramatic increase in commodity pricing in 2020, primarily driven by increased residential construction growth, which drives demand for the products we manufacture, purchase, and distribute, and by the supply and demand imbalances brought on by reduced industry capacity due, in part, to the pandemic. Despite the challenges of the pandemic (including periodic short-term disruptions), extraordinary market conditions, along with great execution by both of our businesses, helped us deliver outstanding results, including the company’s highest return on invested capital since our initial public offering in 2013.
Capital Allocation Strategy
Early in the year, we reduced our previously expected amount of capital spending of $85-95 million to preserve cash in response to the economic uncertainties surrounding the pandemic, but remained committed to executing our long-term strategy of growing our distribution business and lowering costs in our manufacturing business, and invested $79 million in capital spending. Those investments included the opening of a new door assembly operation in Dallas, Texas, and two expansions in Building Materials Distribution (BMD), as well as major reinvestment in our Florien, Louisiana, plywood operation. We returned $79 million to our shareholders through our $0.10 per-share quarterly dividend, and a supplemental $1.60 per-share dividend. In addition, we refinanced our 5.625% senior notes due 2024 at 4.875% and extended the maturity to 2030. We believe that our continued execution on our long-term growth plan and thoughtful stewardship of your capital will help ensure that you receive the benefits of our strategy and investments in the years to come.
Whether or not you plan to attend the virtual annual meeting, your vote is important, and we encourage you to vote your shares promptly. You may vote your shares using a toll-free telephone number or the Internet. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the Notice of Internet Availability of Proxy Materials and the proxy card.
Sincerely,

Thomas Carlile
Board Chair

Mack L. Hogans
Lead Independent Director

Boise Cascade Company
1111 West Jefferson Street
Suite 300
Boise, ID 83702
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
VIRTUAL MEETING ONLY – NO PHYSICAL LOCATION
May 6, 2021, at 9:30 a.m., Mountain Time
To participate in the live online Annual Meeting, please visit www.virtualshareholdermeeting.com/BCC2021. Please note that you will need the 12-digit control number included on your proxy card in order to access the Annual Meeting. A list of the names of stockholders of record entitled to vote at the Annual Meeting will be available during the entire time of the Annual Meeting on the virtual annual meeting website.
To the Shareholders of Boise Cascade Company:
The 2021 virtual annual meeting of shareholders of Boise Cascade Company will be held at the above date and time online, for the following purposes:
1.	To elect four Class II directors to the Company's board of directors, each to serve a one-year term;
2.	To approve, on an advisory basis, the Company’s executive compensation;
3.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021; and
4.	To conduct other business properly presented at the meeting.
To vote on the matters brought before the meeting, you may submit your proxy vote by telephone or Internet, as described in the Notice of Internet Availability of Proxy Materials and the following proxy statement, no later than 11:59 p.m. Eastern Daylight Time on Wednesday, May 5, 2021 for any shares you hold directly. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided. The envelope is addressed to our vote tabulator, Broadridge Financial Solutions, Inc., and no postage is required if mailed in the United States. Holders of record of the Company’s common stock at the close of business on March 8, 2021 are entitled to notice of, and to vote at, the meeting.
Many of Boise Cascade’s shareholders received their 2020 proxy materials and annual report electronically. If we mailed you a Notice of Internet Availability of Proxy Materials or a printed copy of our proxy statement and annual report, we encourage you to help us efficiently and cost-effectively communicate with you by receiving these materials by email in the future. You can choose this option by:
•	Following the instructions provided on your proxy card or voting instruction form if you received a paper copy of the proxy materials;
•	Following the instructions provided when you vote over the Internet; or
•	Reaching out to your broker for its specific instructions.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2021. The Notice of the Annual Meeting of Shareholders, Proxy Statement, and 2020 Annual Report are available at www.proxyvote.com, as set out in the proxy card, and on page 47 of the proxy statement.
By order of the Board of Directors,

Jill Twedt
Senior Vice President, General Counsel and Secretary
Boise, Idaho
March 26, 2021

i

PROXY STATEMENT SUMMARY
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. As used in this proxy statement, unless the context otherwise indicates, the references to “Boise Cascade,” the “Company,” “we,” “our,” or “us” refer to Boise Cascade Company.
Our proxy statement and 2020 Annual Report are available at www.proxyvote.com as set forth on page 47. The proxy materials, including this proxy statement and form of proxy, are being distributed and made available on or about March 26, 2021.
Note About Forward-Looking Statements
This proxy statement includes statements about our expectations of future operational and financial performance that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report, including the Proxy Summary and Part 2 – Named Executive Officer Compensation. Statements preceded or followed by, or that otherwise include, the words “believes,” “expects,” “anticipates,” “intends,” “project,” “estimates,” “plans,” “forecast,” “is likely to,” and similar expressions or future or conditional verbs such as “will,” “may,” “would,” “should,” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that could cause our actual results to differ materially from those projected, including, but not limited to, prices for building products, changes in the competitive position of our products, commodity input costs, the effect of general economic conditions, the effect of COVID-19, mortgage rates and availability, housing demand, housing vacancy rates, governmental regulations, unforeseen production disruptions, as well as natural disasters. These and other factors that could cause actual results to differ materially from such forward-looking statements are discussed in greater detail in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.
Purpose and Strategy
Boise Cascade’s strategy is to continue to grow as a premier integrated manufacturing and wholesale distribution company for building products. As a leading manufacturer and distributor of building materials, we bring people, products, and services together to build strong homes, businesses, and communities that stand the test of time. At Boise Cascade, we truly care about relationships with our teammates, customers, suppliers, shareholders, and the communities where we operate. We approach the way we do business with these core values:
•	Integrity
We are our word. Integrity goes beyond the lasting structural strength of our products. Integrity is our uncompromising commitment to do the right thing. We nurture long-term relationships every day, in everything that we do.
•	Safety
We each have the responsibility for our own safety and the safety of those around us, both at work and at home. Together, we strive to create an injury-free environment by identifying risks, eliminating hazards, and requiring safe behaviors.
•	Respect
We cultivate a climate of mutual respect, camaraderie, and teamwork. We welcome diverse backgrounds, views, and skills because we believe it results in stronger teams, inspired solutions, and greater agility as an organization.
•	Pursuit of Excellence
We are committed to the continuous improvement of people, processes, and the quality of products that we deliver. We apply best practices in our environmental management and forest stewardship. We all have the autonomy to apply our knowledge and experience to solve problems, make decisions, and implement new ideas to drive sustainable results.

PROXY STATEMENT SUMMARY
Executing our Strategy
Our strategy focuses on the “critical few” deliverables over the next two to five years to provide clarity and focus around our goals and adopt a common language around our collective opportunities ahead. Specifically, we intend to:
•	Increase our earnings and the stability of our earnings by growing our market position in our Engineered Wood Products (“EWP”) business and expanding our distribution capabilities.
•	Leverage our integrated business model and superior access to the market for our Wood Products manufacturing business through our Building Materials Distribution (“BMD”) business.
•	Drive operational excellence by improving veneer self-sufficiency, data-driven process improvement programs, and highly efficient logistics systems.
•	Accelerate the pace of innovation, digital technology, and diversity and inclusion.
In 2020, we successfully executed on our strategy and were able to declare a $1.60 per-share supplemental dividend, achieved the highest return on invested capital (ROIC) since our initial public offering in 2013, opened a new door assembly operation in Dallas, Texas, expanded our BMD operations at two facilities, all while maintaining the health, safety, and well-being of our employees during a pandemic and a Recordable Incident Rate(1) below 1.50 for the year.
In 2021, we plan to continue executing our strategy and creating attractive returns on capital by:
•	Continuing to improve our competitiveness through operational excellence.
•
Using our Boise Improvement Cycle (“BIC”) process, digitalization of our distribution warehouse and delivery activities, and business optimization group to continue lowering our costs of manufacturing and distribution.

•	Pursuing organic growth opportunities and in-fill opportunities in strategic locations across the country for our distribution business.
•	Continuing our growth in door assembly and industrial distribution business.
•	Continuing to explore manufacturing and distribution opportunities in adjacent businesses.
•	Accelerating the pace of diversity and inclusion with the appointment of a Director of Diversity and Inclusion in January 2021, who reports directly to our CEO.
COVID-19 Response
The Company entered 2020 in a sound financial position. As we responded to the impacts and uncertainties of the COVID-19 pandemic, the focus remained on the health and safety of our employees, followed by business continuity. Physical distancing, masks and sanitization measures were implemented along with response procedures for COVID-19 related exposures and quarantines. Senior level leadership succession plans were updated to more specifically address unplanned situations.
In response to rapidly evolving market conditions and economic uncertainties surrounding the impact of COVID-19 and the pandemic, our Wood Products segment implemented certain production changes early in the second quarter, including temporary curtailments and reduced operating schedules at essentially all of our manufacturing facilities, to respond to weaker anticipated demand for the products we manufacture. Activity through the building products supply chain was weak early in the second quarter in response to the pandemic uncertainties, including shelter-in-place orders in effect in many states, guidelines limiting activity for non-essential businesses, and other rules that limited the number of trade workers that can be on a residential construction site at one time. As restrictions were loosened or rescinded, construction activity resumed mid-second quarter and continued at a robust pace through the end of the year.
Our BMD warehouse sales were particularly strong throughout the year as our retail lumberyard customers relied on our broad base of inventory and high service levels to minimize their working capital investment given COVID-19 pandemic related uncertainties and elevated commodity product prices. In addition, we had strong demand from our home center customers in response to elevated repair and remodel and “do-it-yourself” activity as people spent more time at home during the pandemic.
(1)	Recordable Incident Rate is a standardized safety calculation created by OSHA and is the number of work-related injuries per 100 full-time workers during a one-year period.

PROXY STATEMENT SUMMARY
In response to the uncertainty of the impacts of COVID-19, we reduced our capital spending for 2020 from our previously expected range of $85-to-$95 million to $79 million. Our financial results were strong in both businesses, demonstrating the strength of our integrated business model. We will continue to take the necessary steps to preserve our financial position and effectively support our customers, and ultimately will strive to balance the priorities of the various stakeholders that depend on us.
2021 Annual Meeting Information
Date and Time	Place	Record Date	Admission
May 6, 2021 9:30 a.m., MDT	Virtual Meeting Only – No Physical Location To participate in the live online Annual Meeting, please visit: www.virtualshareholdermeeting.com/BCC2021	March 8, 2021
Only holders of record of the Company’s common stock as of the record date will be entitled to notice and to vote. Please note that you will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you receive paper copies of your proxy materials, on your proxy card in order to access the Annual Meeting.

This year's Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on March 8, 2021 or if you hold a valid proxy for the Annual Meeting. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BCC2021.
Although our annual meeting will be virtual this year, shareholders will be able to participate as if at an in-person meeting. You can submit questions electronically at the Annual Meeting during the webcast. During the live Q&A session of the meeting, members of our executive leadership team and our Board Chair will answer questions as they come in, as time permits. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chairman (or such other person designated by our Board) may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. However, we reserve the right to edit or reject questions we deem profane or otherwise inappropriate. Detailed guidelines for submitting written questions during the meeting are available at www.virtualshareholdermeeting.com/BCC2021.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the phone number provided on the virtual meeting login page.
Voting Matters
Proposal		Board Recommendation	Additional Information Page Reference	Vote Requirement	Broker Discretionary Voting Allowed?	Effect of Abstentions	Effect of Broker Non- Vote
1.	Election of Directors	FOR each nominee	page 7	Majority of votes present and entitled to vote	No	Counted as vote “against”	No effect
2.	Approval of Executive Compensation	FOR	page 14	Majority of votes present and entitled to vote	No	Counted as vote “against”	No effect
3.	Ratification of Independent Registered Public Accounting Firm	FOR	page 15	Majority of votes present and entitled to vote	Yes	Counted as vote “against”	N/A

PROXY STATEMENT SUMMARY
Director Nominees
In 2020, our shareholders supported the company’s proposal to declassify the board of directors, effective on a rolling basis starting in 2021. As such, our board of directors currently consists of three staggered classes of directors, designated as Class I, Class II, and Class III, who will stand for reelection for one-year terms at the end of their current terms. The four directors up for election this year were previously members of Class II. Nate Jorgensen, Richard Fleming, Mack Hogans, and Christopher McGowan are standing for election as directors at the annual meeting, to hold office for a one-year term expiring in 2022. The following table provides summary information about each of these director nominees. During 2020, Messrs. Jorgensen, Fleming, Hogans and McGowan were directors for the entire year and attended 100% of the board and committee meetings on which they served. Our board of directors recommends a FOR vote for each director nominee because it believes each is qualified to serve as a director and has made and will continue to make positive contributions to the board. In 2020, our board of directors met a total of 14 times, and our committees met a total of 14 times. For information on our director competencies and demographics, please see the Director Skills Matrix at page 8.
				Committee Memberships			Other Public Company Boards
Director Name and Age	Director Since	Occupation	Independent	Audit	Compensation	Nominating & Corporate Governance
Nate Jorgensen Age – 56	2020	Chief Executive Officer, Boise Cascade					None
Richard Fleming Age – 73	2013	Retired Executive VP & CFO, USG Corporation	X	X			Columbus McKinnon Corp.
Mack Hogans Age – 72	2014	Retired Sr. VP of Corporate Affairs, Weyerhaeuser Co.	X			X Lead Independent Director & Chair	None
Christopher McGowan Age – 49	2013	General Partner CJM Ventures, LLC/OPTO Holdings, L.P.	X	X Chair			None
2020 Select Performance Highlights
2020 Business Highlights
•
The Company delivered its highest ROIC since its initial public offering in 2013, issued a supplemental dividend of $1.60 per share in the fourth quarter, and returned $79 million to shareholders through quarterly and supplemental dividends.

•
BMD continued pursuing its strategy to expand its footprint by opening a door assembly operation in Dallas, Texas, purchasing property previously leased in Woodinville, Washington, and acquiring a larger location for its Nashville, Tennessee facility to better serve and support its customers.

•	Our Wood Products business continues to make progress on the log utilization center in Florien, Louisiana, which is expected to commence operations in the first half of 2021.
•	We refinanced our outstanding 5.625% senior notes due 2024 at 4.875%, and extended the maturity to 2030.
•	Both businesses were recognized by BMC Stock Holdings as suppliers of the year for the second year in a row.

PROXY STATEMENT SUMMARY
Executive Compensation Highlights
We provide highlights of our executive compensation program below. It is important to review the Compensation Discussion & Analysis (CD&A) and compensation tables in this proxy statement for a complete understanding of our compensation program and philosophy (Page 31).
•
We target compensation at the 50th percentile of comparable market compensation data, with actual compensation amounts taking into account each person’s role, performance, contributions to the Company’s success, level of experience, and other distinguishing characteristics.

•	We provide at-risk performance-based pay opportunities in the form of short-term and long-term incentives.
•
Short-term and long-term incentives comprise a significant portion of each officer's total compensation opportunity and are designed to motivate and reward our officers for growing the Company and maximizing long-term shareholder value.

•	Long-term performance is the most important measure of our success because we manage our operations and business affairs for the long-term benefit of our shareholders.
•	For 2020, our named executive officers received long-term equity incentive compensation opportunities in a combination of Performance Stock Units (PSUs) and Restricted Stock Units (RSUs).
•
Our clawback policy allows us to claw back both short-term and long-term incentive awards in the event of a substantial restatement of financial statements as a result of officer intentional misconduct or malfeasance.

•	Our annual incentive compensation opportunities are tied to achievement of corporate and, in some cases, business segment financial goals.
•
Our Insider Trading Policy prohibits all of our directors, officers, employees, and consultants from participating in any hedging, pledging, or monetizing transaction to lock in the value of any of our securities they hold, including the purchase of any financial instrument designed to offset the risk of future declines in the market value of any of our securities.

•	We did not make any adjustments to short- or long-term incentive targets as a result of the COVID-19 pandemic.
Say on Pay
Over the past five years, our shareholders have shown strong support of our executive compensation program with annual vote results of over 97% from 2016 to 2020. Our compensation committee continues to examine our executive compensation program to ensure alignment between our executives and the long-term interests of our shareholders.
We ask that our shareholders approve, on an advisory basis, the compensation of our named executive officers as further described in Proposal 2 (Page 14).
2020 Key Compensation Actions and Decisions
•
2020 PSUs under our 2016 Boise Cascade Omnibus Incentive Plan (LTIP) were earned at approximately 109% above target yielding a 200% of target payout based on ROIC measures. These awards were granted in 2020, performance against target ROIC was determined in February 2021, and shares will be distributed in March 2023, three years from the grant date. The Company believes the long-term holding period for these shares aligns management with long-term shareholder value.

•
The elimination of the Boise Cascade Pension Plan (BCPP) in 2020 resulted in a non-recurring charge in 2020 that was excluded from EBITDA(1) and ROIC(2) for purposes of calculating payouts under the Short Term Incentive Plan (STIP) and LTIP.

(1)
EBITDA is defined as income before interest (interest expense and interest income), income tax provision (benefit), and depreciation and amortization and is not required by or presented in accordance with generally accepted accounting principles (GAAP) in the United States. Adjusted EBITDA further adjusts EBITDA to exclude the change in fair value of interest rate swaps and loss on extinguishment of debt. Management uses EBITDA and Adjusted EBITDA to evaluate ongoing operations and believes they are useful to investors because they enable them to perform meaningful comparisons of past and present operating results. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure (net income), please refer to our 2020 Annual Report, Item 6. Selected Financial Data.

(2)
ROIC, for any period means Net Operating Profit After Taxes (NOPAT) divided by average invested capital. NOPAT means net income plus after-tax financing expense. Invested capital means total assets plus capitalized lease expense, less current liabilities excluding short-term debt. Average invested capital means a rolling thirteen month average of invested capital.

PROXY STATEMENT SUMMARY
Ratification of Independent Registered Accounting Firm
We are asking our shareholders to ratify the appointment of KPMG LLP as our independent auditor for the year ending December 31, 2021 (Page 15).

PROPOSALS TO BE VOTED ON
PROPOSALS TO BE VOTED ON
Proposal No. 1 - Election of Four Class II Directors
Our board of directors currently consists of three staggered classes of directors, designated as Class I, Class II, and Class III, but those classes will be fully eliminated by the 2023 annual meeting, after which time all directors will be elected annually. The director members of, and the term expiration dates for, each class are:
Class	Director Members	Term Expiration Date
I	Thomas Carlile Kristopher Matula Duane McDougall	2023 annual shareholders' meeting
II	Nate Jorgensen Richard Fleming Mack Hogans Christopher McGowan	2021 annual shareholders' meeting
III	Steven Cooper Karen Gowland David Hannah Sue Taylor	2022 annual shareholders' meeting
Director Nominees
Four nominees, Messrs. Jorgensen, Fleming, Hogans and McGowan, are standing for election as directors at the annual meeting to hold office for a one-year term, expiring in 2022.
Shares will be voted according to shareholder instructions. If no voting instructions are provided, a broker may not vote on the matter. For 2021, our director nominees are running unopposed. Therefore, to be elected to our board of directors in 2021, each director nominee must receive an affirmative vote of the majority of the votes of the shares present in person or by proxy at the meeting of the stockholders and entitled to vote.
The four director nominees have confirmed their availability for election. If any of the director nominees becomes unavailable to serve as a director for any reason prior to the annual meeting, our board of directors may substitute another person as a director nominee. In that case, if a shareholder has voted for the original nominee, those shares will be voted FOR the substitute director nominee.
Additional information follows for the four director nominees and the directors continuing in office, particularly concerning their business experience and qualifications, as well as attributes and skills that led our board to conclude that such person should serve as a director of the Company.
Our board of directors recommends shareholders vote FOR Messrs. Jorgensen, Fleming, Hogans and McGowan, our four director nominees.

PROPOSALS TO BE VOTED ON
Director Skills Matrix
Provided below in a Board of Directors Skill Matrix is a summary of each director’s skills and experience as well as diversity information. The skills categories included in the Matrix are tied to the Company’s strategic goals, and the intent of the matrix is that the directors collectively possess qualities that facilitate effective oversight of the Company’s strategic plans. While the matrix is useful for determining the collective skills of the Board as a whole, it is not a comparative measure of the value of directors; a director with more focused experience could nonetheless contribute broadly and effectively.
The chart below identifies the principal skills that the Governance and Nominating Committee considered for each director when evaluating the director’s experience and qualifications to serve as a director as well as identification of diversity. Each mark indicates a strength that was self-selected by each director. Additional information about the director’s background and business experience is provided below in the biographical information.
	Carlile	Cooper	Fleming	Gowland	Hannah	Hogans	Jorgensen	Matula	McDougall	McGowan	Taylor	TOTAL
Knowledge, Skills, Experience
Accounting/Financial - Accounting and financial reporting experience are important to accurately and transparently measure and report financial and operating performance, ensure compliance with applicable law and assess financial merits of strategic opportunities.	•	•	•	•	•			•	•	•	•	9
Industry Experience and Supply Chain - Industry experience helps inform our views on markets and economics, technology, supply chain compliance, manufacturing, and distribution.	•		•		•	•	•	•	•	•	•	9
IT/Cyber Security/ Digital Business - Innovation and technology experience is important in overseeing the business in changing markets and physical and cyber threats.			•						•		•	3
Mergers/Acquisitions/Divestitures - Knowledge of mergers, acquisitions and divestitures helps guide our strategic initiative for growth.	•	•	•	•	•	•	•	•	•	•	•	11
Former/Current C-Suite Officer and/or Public Company Board Service – CEO/executive management leadership skills and public company board service is important to gain a practical understanding of organizations, corporate governance and ethics, and strategic planning.	•	•	•	•	•	•	•	•	•	•	•	11
Legal/Regulatory - Government, public policy and regulatory insights, including environmental compliance and regulation, are important to help shape policy initiatives for the benefit of our employees, customers, and shareholders.			•	•		•	•		•			5
HR/Compensation - Human capital management and executive compensation knowledge and experience help the Company recruit, retain, and develop key talent essential to Company operations.	•	•	•	•	•			•	•	•	•	9
Corporate Governance/Ethics – Understanding of corporate governance and ethics provides reinforcement of the company’s values and ethics and overall governance framework, including its ESG strategies.	•	•	•	•	•	•	•	•	•	•	•	11
Diversity - Diverse attributes reflect the Company’s commitment to diversity and inclusion
Race/Ethnicity		•	•	2
Gender	•		•	2

PROPOSALS TO BE VOTED ON
Director Nominees
NATE JORGENSEN Age: 56 Director Since: 2020 Non-Independent Committees: None
Biographical Information:
Mr. Jorgensen has served as our chief executive officer since March 6, 2020 and is not an independent director. He serves on no committees. Prior to his position as CEO, he served in various roles, including chief operating officer, and senior vice president of engineered wood products in our Wood Products segment. Prior to joining Boise Cascade in 2015, Mr. Jorgensen was employed with Weyerhaeuser Company, a New York Stock Exchange-listed timberlands and wood products company, as Vice President of Distribution.

Qualifications:
Mr. Jorgensen has over 30 years of industry experience in manufacturing and distribution. As chief executive officer, he is also able to provide valuable insight on the Company, as well as operational and financial information that is critical to board discussions.

RICHARD FLEMING Age: 73 Director Since: 2013 Independent Committees: Audit
Biographical Information:
Mr. Fleming was the Chief Financial Officer of USG Corporation for approximately 18 years and was its Executive Vice President and CFO from 1999 until his retirement in 2012. USG is a manufacturer of high-performance building systems for the construction and remodeling industries. Prior to joining USG, Mr. Fleming was employed by Masonite Corporation, which was acquired by USG in 1984. During his 39-year career with Masonite and USG, Mr. Fleming held various operating and finance positions. Mr. Fleming is the board chair of Columbus McKinnon Corporation (director: 1999 to present), and he also assumed the role of Interim CEO on January 10, 2020, until a new Chief Executive Officer was hired effective June 1, 2020.

Qualifications:
Mr. Fleming provides strong financial and strategic skills to our board of directors and has relevant industry experience.

PROPOSALS TO BE VOTED ON
Director Nominees

MACK HOGANS Age: 72 Director Since: 2014 Independent (Lead Independent Director) Committees: Corp. Governance & Nominating (Chair)
Biographical Information:
Mr. Hogans currently serves as lead independent director. Mr. Hogans was senior vice president of corporate affairs with Weyerhaeuser Company, a New York Stock Exchange-listed timberlands and wood products company, until his retirement in 2004. Mr. Hogans currently operates a consulting services business. Prior to joining Weyerhaeuser in 1979, Mr. Hogans was employed by the U.S. Forest Service, Maryland National Capital Parks & Planning Commission, and the National Park Service. In February 2021, Mr. Hogans was appointed as a director to the board of US Ecology, Inc.

Qualifications:
Mr. Hogans has relevant industry experience and provides strong corporate governance and compliance skills to our board of directors.

CHRISTOPHER MCGOWAN Age:49 Director Since: 2013 Independent Committees: Audit (Chair)
Biographical Information:
Mr. McGowan currently serves as the chair of our audit committee. He became a Boise Cascade Company director in February 2013 in connection with our initial public offering. Prior to February 2013, he was a director of our former parent company, Boise Cascade Holdings, L.L.C., from 2004 to 2013. In August 2014, he became a general partner of CJMV-GMC-AHSS, L.P. (d/b/a Autism Home Support Services, Inc.), a provider of therapy and counseling services for children with autism. In 2012, Mr. McGowan began teaching at The University of Chicago Booth School of Business and currently serves as an Adjunct Professor, Investor in Residence, and Faculty Adviser. In September 2011, he became a general partner of CJM Ventures, L.L.C. and OPTO Holdings, L.P. (d/b/a OPTO International, Inc.). From 1999 until 2011, he was employed by Madison Dearborn Partners, L.L.C. and served as a managing director concentrating on investments in the basic industries sector. Prior to joining Madison Dearborn, Mr. McGowan was with AEA Investors, Inc. and Morgan Stanley & Co. Incorporated. Mr. McGowan is a current director of Cedar Capital, LLC, a registered investment adviser that operates registered investment companies (2012 to present).

Qualifications: Mr. McGowan provides strong financial and governance skills to our board of directors.

PROPOSALS TO BE VOTED ON
Directors Continuing in Office
Class I

THOMAS CARLILE Age: 69 Director Since: 2013 Independent Committees: None
Biographical Information:
Mr. Carlile has been one of our directors since our initial public offering in February 2013, and was a director of our former parent company, Boise Cascade Holdings, L.L.C., from 2009-2013. Before his retirement in 2015, Mr. Carlile served as the Company’s chief executive officer from 2009 to 2015, and as a director of Boise Cascade Holdings, L.L.C. from August 2009 until its dissolution in September 2014. He became a Boise Cascade Company director in February 2013, in connection with our initial public offering, and board chair in March 2015. Mr. Carlile previously served as our executive vice president and chief financial officer from February 2008 to August 2009, following the divestiture of our paper and packaging businesses. From October 2004 to January 2008, he served as our senior vice president and chief financial officer. Mr. Carlile is a current director of IDACORP, Inc. (2014 to present), and its primary subsidiary Idaho Power Company (2014 to present).

Qualifications:
Mr. Carlile’s position as our former chief executive officer with 43 years’ experience with the Company and its predecessors allows him to advise the board of directors on operational and industry matters affecting the Company.

KRISTOPHER MATULA Age: 58 Director Since: 2014 Independent Committees: Compensation Corp. Governance & Nominating
Biographical Information:
Mr. Matula is currently a private consultant. Mr. Matula retired from Buckeye Technologies Inc. in 2012, where he served as president, chief operating officer, and a director. Buckeye, a publicly traded producer of cellulose-based specialty products, was acquired by Georgia-Pacific in 2013. During his career at Buckeye, Mr. Matula also served as chief financial officer and head of Buckeye’s nonwovens business. Prior to joining Buckeye in 1994, Mr. Matula was employed by Procter & Gamble Company.

Qualifications:
Mr. Matula’s experience as president, chief operating officer, and director provides insight on strategic and operational issues, and valuable business knowledge. He also provides relevant industry experience and strong corporate governance and compliance skills to our board of directors.

PROPOSALS TO BE VOTED ON
Directors Continuing in Office

DUANE MCDOUGALL Age: 69 Director Since: 2013 Independent Committees: Audit Compensation
Biographical Information:
Mr. McDougall was the board chair of Boise Cascade Holdings, L.L.C. from December 2008 until 2013, and also was a director of Boise Cascade Holdings, L.L.C. from 2005 to 2008. He became a Boise Cascade Company director and board chair in February 2013 in connection with our initial public offering. Mr. McDougall also served as chief executive officer of Boise Cascade, L.L.C. from December 2008 to August 2009. Prior to joining our company, Mr. McDougall was president and chief executive officer of Willamette Industries, an international paper and forest products company, until its sale in 2002. During his 23-year career with Willamette, Mr. McDougall held numerous operating and finance positions with increasing responsibilities before becoming president and chief executive officer. Mr. McDougall is a current director of The Greenbrier Companies, Inc. (2003 to present), and StanCorp Financial Group, Inc. (2009 to present; publicly traded until 2016).

Qualifications:
Mr. McDougall’s experience as a chief executive officer of a major forest products company provides our board of directors with valuable insight on operational and industry issues. He also provides strong accounting and financial expertise to our board.

Class III
STEVEN COOPER Age: 58 Director Since: 2015 Independent Committees: Audit
Biographical Information:
Mr. Cooper is currently the board chair and retired chief executive officer of TrueBlue, Inc., a New York Stock Exchange-listed industrial staffing company based in Tacoma, Washington. Prior to joining TrueBlue in 1999, Mr. Cooper held various professional positions at Arthur Andersen, Albertsons, and Deloitte.

Qualifications:
Mr. Cooper’s experience as a chief executive officer and, as a director, provides insight on strategic and operational issues and valuable business knowledge. He also provides strong accounting and financial expertise and experience in workforce management to our board.

PROPOSALS TO BE VOTED ON
Directors Continuing in Office

KAREN GOWLAND Age: 62 Director Since: 2014 Independent Committees: Compensation (Chair) Corp. Governance & Nominating
Biographical Information:
Ms. Gowland currently serves as the chair of the compensation committee. Before her retirement in March 2014, Ms. Gowland was the senior vice president, general counsel and corporate secretary for Boise Inc. from August 2010 until its acquisition by Packaging Corporation of America in late 2013. Boise Inc. was a manufacturer of packaging and paper products. From February 2008 to July 2010, she served as Boise Inc.'s vice president, general counsel and secretary. From October 2004 to February 2008, Ms. Gowland served as vice president, general counsel and corporate secretary of Boise Cascade, L.L.C. During her 30 years in the forest products industry, Ms. Gowland held various legal and compliance positions, which included over 15 years of experience as a corporate secretary for various public and private entities in the forest products industry.

Qualifications:
Ms. Gowland has relevant industry and company experience and provides strong corporate governance and compliance skills to our board of directors.

DAVID HANNAH Age: 69 Director Since: 2014 Independent Committees: Compensation Corp. Governance & Nominating
Biographical Information:
Mr. Hannah is currently a director and formerly the chief executive officer and executive chair of Reliance Steel & Aluminum Co., a New York Stock Exchange listed operator of metals service centers. Prior to joining Reliance in 1981, Mr. Hannah held various professional positions at Ernst & Whinney, a predecessor firm to Ernst & Young, LLP. Mr. Hannah is a certified public accountant.

Qualifications:
Mr. Hannah’s experience as a chief executive officer of a major distribution company provides valuable insight on operational and industry issues. He also provides strong accounting and financial expertise to our board.

SUE TAYLOR Age: 63 Director Since: 2019 Independent Committees: Audit
Biographical Information:
Ms. Taylor is currently the chief information officer for the Bill and Melinda Gates Foundation in Seattle, Washington. Prior to joining the foundation in 2016, Ms. Taylor was vice president of Applications and Project Management Office at Honeywell Automation and Control Solutions, where she delivered global integrated system platforms. Prior to joining Honeywell in 2014, she served as chief information officer at Intermec, where she led the company’s IT and enterprise business analytics and headed integration and operational excellence for all IT systems when Intermec was acquired by Honeywell.

Qualifications:
Ms. Taylor’s experience as chief information officer provides insight on strategic and operational issues and valuable business knowledge, particularly as it relates to technology innovation, information security and controls, and implementation of enterprise-wide systems.

PROPOSALS TO BE VOTED ON
Proposal No. 2 - Advisory Vote to Approve Executive Compensation
Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to cast a nonbinding advisory vote regarding the compensation of our named executive officers. Our compensation philosophy is designed to emphasize a focus on total compensation, with a large portion of our named executive officers' pay being performance-based and considered variable, “at risk,” and aligned with shareholder interests. We seek to pay for performance so that we can recruit and retain the talented employees necessary to drive superior financial and operational results. We view our compensation program as a strategic tool that supports the successful execution of our business strategy and reinforces a performance-based culture. Our board of directors has agreed to hold this nonbinding advisory vote on an annual basis, with the next vote following this one expected to occur at the 2022 annual meeting of shareholders.
Shareholders are urged to read the Compensation Discussion and Analysis section in this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The compensation committee and our board of directors believe these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals. Our board of directors has determined the best way to allow shareholders to vote on our executive compensation is through the following resolution:
RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement, is hereby APPROVED.
Your vote is important to us. Although this advisory vote is nonbinding, the compensation committee and our board of directors will review the results of the vote. The compensation committee will consider our shareholders' views and take them into account in making future determinations concerning our executive compensation.
Our board of directors recommends shareholders vote, on a nonbinding advisory basis, FOR the approval of the resolution set forth above approving the compensation of our named executive officers.

PROPOSALS TO BE VOTED ON
Proposal No. 3 - Ratification of Independent Accountant for the Year Ending December 31, 2021
The audit committee of our board of directors is responsible for the engagement of our independent auditor and has appointed KPMG LLP (KPMG) in that capacity, effective February 17, 2021.
Although ratification is not required by our bylaws or otherwise, our board of directors is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders' views on our independent registered public accounting firm. If the appointment of KPMG is not ratified, the audit committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without resubmitting the matter to shareholders. Even if the selection of KPMG is ratified, the audit committee may, in its sole discretion, change the appointment at any time during the year if it determines a change would be in the best interests of the Company and our shareholders.
It is expected that one or more representatives of KPMG will be available online at our virtual annual meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.
For information on the services KPMG has provided for us in 2020, please refer to the audit committee report at page 29.
Our board of directors recommends shareholders vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2021.

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Corporate Governance Practices and Highlights
Board Structure
•	90% of directors are independent
•	100% independent Audit, Compensation, and Governance and Nominating Committee members
•	Lead Independent Director with robust and defined responsibilities
•	Board access to senior management and independent advisors
•	Executive sessions of independent directors at every regular Board and Committee meeting
Board Composition
•	18% gender diversity, and 18% ethnic diversity among directors
•	Two directors of diversity hold Board leadership positions (Chair of Compensation Committee and Lead Independent Director/Chair of Governance and Nominating Committee)
Stockholder Rights and Engagement
•	Progressing toward annual election of all members of the board of directors, beginning with four directors in 2021 elected to one-year terms. Majority vote standard in uncontested director elections
•	Shareholder outreach program
•	No stockholder rights plan
•	Annual advisory vote on named executive officer compensation
Policies and Practices
•	Clawback, anti-hedging and anti-pledging policies
•	Annual Board, Chair, Committee evaluation process and review of management
•	Robust stock ownership guidelines:
•	Directors: 5 times annual cash retainer
•	CEO: 5 times base salary
•	Other named executive officers: 2 times base salary
•	Overboarding policy
•	Mandatory director retirement age of 75
•	Code of Ethics for directors, officers, and employees
Code of Ethics for Our Board of Directors
The Boise Cascade Company Code of Ethics (Code of Ethics) applies to our directors, officers, and all employees. We have a toll-free reporting service available that permits employees to confidentially report violations of our Code of Ethics or other issues of significant concern via phone, text, or website. We have an email link to our board of directors on our website by selecting About Us at the top of the page, selecting Contact Us, and then Board of Directors in the drop-down box on the next page. Communications sent by email are not confidential and are first reviewed by the company's general counsel and chief financial officer.
If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics by posting the required information on our website.
You may view a copy of our Code of Ethics by visiting our website at www.bc.com and selecting Investors at the bottom of the page, then Code of Ethics.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines (Guidelines) to assist the board in exercising its responsibilities. The Guidelines reflect our board's commitment to monitor the effectiveness of policy and decision-making, both at the board and management levels. Our board of directors believes the Guidelines will enhance our ability to achieve our goals and long-term success and will assist us in increasing shareholder value. The Guidelines are in addition to and are not intended to change or interpret any federal or state law or regulation, including the Delaware General Corporation Law, our Certificate of Incorporation or bylaws, or the rules of the New York Stock Exchange (the NYSE). Our board of directors may modify the Guidelines from time to time on the recommendation of the corporate governance and nominating committee and as deemed appropriate by our board of directors.
You may view a complete copy of the Guidelines by visiting our website at www.bc.com and selecting Investors, then Leadership and Governance, and then Corporate Governance Guidelines.
Director Independence
Our directors believe board independence is important and is key for the board to function properly, allowing it to provide appropriate oversight and maintain managerial accountability.
We list our common stock on the NYSE. The NYSE rules require that a majority of our directors be independent from management and all members of our board committees be independent. For a director to be independent under the NYSE's rules, our board must determine affirmatively that he or she has no material relationship with the company. Additionally, he or she cannot violate any of the bright line independence tests set forth in the NYSE listing rules that would prevent our board of directors from determining that he or she was independent. These rules contain heightened independence tests for members of our audit and compensation committees. Our board of directors will broadly consider all relevant facts and circumstances to determine the independence of any director, in accordance with the NYSE listing rules.
To assist in making this determination, our board adopted the NYSE's independence standards, set forth in the NYSE listing rules and Rules 10A-3 and 10C-1 under the Exchange Act. For purposes of these standards, we include Boise Cascade Company and its consolidated subsidiaries.
Our board has determined that all directors except Mr. Jorgensen are independent directors as defined under the NYSE's listing standards. These directors constitute a majority of our board of directors and represent all of our committee members.
Additionally, our board of directors has determined that (i) each member of the audit committee meets the heightened independence standards for audit committee service under the NYSE listing rules and Rule 10A-3 under the Exchange Act; and (ii) each member of the compensation committee meets the heightened independence standards for compensation committee service under the NYSE listing rules and Rule 10C-1 under the Exchange Act. Further, because Mr. Carlile was not an independent board chair under the NYSE listing standards until three years after his retirement as CEO, our board appointed the chair of the Governance and Nominating Committee, Mack Hogans, as its lead independent director.
Our board of directors and its committees can retain, at their sole discretion and at our expense, independent financial, legal, compensation, or other advisors to represent the independent interests of our board of directors or its committees.
Related-Person Transactions
Our written policy regarding transactions with related persons requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000, and in which any related person has or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will promptly communicate such information to our audit committee or another independent body of our board of directors. No related-person transaction will be entered into without the approval or ratification of our audit committee or another independent body of our board of directors. It is our policy that directors recuse themselves from any discussion or decision affecting their personal, business, or professional interests. Our policy does not specify the standards to be applied by our audit committee or another independent body of our board of directors in determining whether to approve or ratify a related-person transaction. There were no related-person transactions in 2020, and no family relationships existed between any of our directors and executive officers.

CORPORATE GOVERNANCE
Role of Compensation Consultant
The compensation committee continued to retain Frederic W. Cook & Co., Inc. (“FW Cook”), as its independent compensation consultant to assist the committee in discharging its responsibilities. Prior to retaining FW Cook, the compensation committee considered that FW Cook does not provide any other services to the Company or management and determined that there was no conflict of interest according to the factors the compensation committee determined to be relevant, including the independence factors enumerated by the NYSE.
Role of Board of Directors in Our Risk Management Processes
Our board of directors oversees the risk management activities designed and implemented by our management. The board of directors executes its oversight responsibility for risk management both directly and through its committees. Through our enterprise risk management review, the board of directors also considers specific risk topics, including risks associated with our strategic plan, business operations, cybersecurity, and capital structure. In addition, the board of directors receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.
Our board of directors delegates to the audit committee oversight of our risk management process. Our other board committees also consider and address risk as they relate to their respective committee responsibilities. All committees report to the full board of directors as appropriate, including when a matter rises to a material- or enterprise-level risk.
Our internal audit department annually develops a risk-based audit plan that is reviewed with the audit committee, along with the results of internal audit reviews and activities. The internal audit department also maintains a high level assessment of risks and controls for key operations, functions, processes, applications, and systems within the Company. The audit committee meets a number of times each year with our director of internal audit, our chief financial officer, and our controller. The audit committee also meets at least once per year with our director of Information Technology to discuss security as it relates to our data systems.
We have in place a number of independent assurance activities responsible for assessing whether our risk response activities are in place and working effectively, including, but not limited to, data security, data privacy, environmental, and safety audits.
Information Security
The board engages with management quarterly on our information technology (IT) environment, including data security and privacy. The Company’s IT security and data privacy processes are based upon the Control Objectives for Information and Related Technology (COBIT) framework. Our IT and Internal Audit teams have individuals who have achieved the Certified in the Governance of Enterprise IT (CGEIT) and Certified Information Systems Auditor (CISA) professional certifications, respectfully. KPMG, our independent external auditor, annually audits our IT general controls as part of their assessment of our internal control environment and the reliability of information flowing into our financial reporting. In addition, we engage a qualified third-party to perform an annual penetration test as part of our ongoing assessment of our IT perimeter security and intrusion detection capabilities. The penetration test organization employs experts with the Certified Information Systems Security Professional (CISSP) and GIAC certified penetration tester (GPEN) professional designations.
Risk Analysis of Employee Compensation Policies and Practices
The compensation committee with recommendations from management reviewed our compensation policies and practices for our employees and determined these policies and practices do not induce our employees to take unacceptable levels of business risk for the purpose of increasing their incentive plan awards at the expense of shareholder interests. Some of the considerations in making this determination were:
•
None of our businesses presents a high-risk profile because our businesses compete in markets with a high degree of transparency on pricing and costs, as well as clearly defined revenue recognition accounting principles;

•	Our incentive pay structure rewards performance in both the short and long term (i.e., short-term incentives are not paid out at the expense of long-term shareholder value);
•	Our incentive pay program has minimum and maximum targets designed to take into account short- and long-term affordability measures, with payments capped at the maximum target;
•	The compensation committee reserves the right to reduce or eliminate any awards, in its discretion, with respect to our incentive pay programs;

CORPORATE GOVERNANCE
•
We have adopted a clawback policy for our equity-based LTIP and our cash-based STIP that authorizes clawback of any or all of any awards predicated on substantially restated financial results where the officer engaged in intentional misconduct or malfeasance leading to the restatement and would have received a lower payment following the restatement;

•	Our executive compensation program does not encourage our management to take unreasonable risks relating to the business; and
•
Pursuant to the Company’s Insider Trading Policy, we prohibit all of our directors, officers, employees, and consultants from participating in any hedging, pledging, or monetizing transactions to lock in the value of any of our securities that they hold, including the purchase of any financial instrument designed to offset the risk of future declines in the market value of any of our securities.

Director Selection Process
Our corporate governance and nominating committee is responsible for, among other matters:
•	Identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•	Recommending to our board a slate of director nominees for election or re-election at the annual meeting; and
•	Recommending to our board of directors persons to fill board and committee vacancies.
Through this process, members of the corporate governance and nominating committee consult with our board chair and accept nominee recommendations from other directors and/or shareholders in accordance with the terms of our Certificate of Incorporation and our bylaws. The invitation to join our board of directors is extended by our board of directors through our board chair and lead independent director.
Suitability of Candidates
In evaluating the suitability of candidates, in addition to our ongoing and emerging business needs, our board of directors and corporate governance and nominating committee consider many factors, including a candidate's:
•	Experience as a senior officer in a public company, or substantial private company experience, or other comparable experience;
•	Experience as a director of a public company;
•	Breadth of knowledge about issues affecting the Company and/or its industry;
•
Expertise in finance, logistics, manufacturing, law, human resources, cybersecurity, technology and innovation, or marketing or other areas that our board determines are important areas of needed expertise; and

•
Personal attributes that include integrity and sound ethical character, absence of legal or regulatory impediments, absence of conflicts of interest, demonstrated track record of achievement, ability to act in an oversight capacity, appreciation for the issues confronting a public company, adequate time to devote to our board of directors and its committees, and willingness to assume board fiduciary responsibilities on behalf of all shareholders.

The corporate governance and nominating committee is committed to a highly functioning board where the composition is reflective of the long-term strategy of the business, and makes decisions primarily on the basis of skills, qualifications, and experience.
Consideration of Diversity in Nomination Process
Our current board of nine men and two women has a rich mixture of educational, professional, and experiential diversity representing a wide range of perspectives to further enhance the effectiveness of its oversight role. As opportunities to appoint new directors become available, in addition to the factors set forth above, our board of directors will consider other factors, including gender, racial, ethnic, and global diversity for director recruitment to continue enriching our board’s diverse perspectives.
Information regarding the skills and diversity of our board of directors can be found in the Director Skills Matrix at page 8.

CORPORATE GOVERNANCE
Shareholder Nominations for Directors
In accordance with our bylaws, the corporate governance and nominating committee will consider shareholder nominations for directors (please refer to the Shareholder Proposals for Inclusion in Next Year's Proxy Statement section in this proxy statement for related instructions, page 48). We did not receive any shareholder nominations or recommendations for a director in connection with the 2021 annual meeting. Other than the procedures set forth in our bylaws, the corporate governance and nominating committee has not adopted formal policies regarding shareholder nominations for directors because the committee does not believe such policy is necessary for the consideration of shareholder nominations.
Board and Committee Self-Evaluations
In December of each year, our directors complete written surveys to evaluate and assess the overall effectiveness of our board of directors, its committees and each director. The evaluations are provided to the directors by, and returned to, the corporate secretary’s office. The board chair and lead independent director review the directors' responses and provide the individual board members, the corporate governance and nominating committee, and the full board with an assessment of the performance of the board and its committees. The directors then discuss the results and proposed actions for improvement or change in executive session. The board chair and lead independent director also have one-on-one discussions as necessary with each director about the feedback received.
The purpose of the board, committee(s), and individual director surveys is to continually improve board performance. After feedback and discussions around the 2019 surveys, in 2020, the Board added individual confidential surveys to provide individualized feedback for the chair and lead independent director to discuss with each director their strengths and opportunities on the board.
Director Time Commitment Policy
The board believes that wider perspective and best practices learned by board members serving in other public directorships must be balanced against the time commitment that service on boards entails. Therefore, our Guidelines include an overboarding policy whereby our non-employee directors are limited to no more than three public boards, in addition to ours, and our chief executive officer to one additional public board. You can view the Guidelines by visiting our website at www.bc.com and selecting Investors, Leadership and Governance and then Corporate Governance Guidelines.
Communications with Our Board of Directors
Shareholders and other interested parties may contact our board of directors, or any of its committees, non-management directors or any individual directors by writing to the board chair of the corporate governance and nominating committee, at the address or email address shown below. All correspondence will be referred to the chairman of the governance and nominating committee, the board chair, and our general counsel.
Boise Cascade Company
Attention: Chair of the Corporate Governance and Nominating Committee
c/o General Counsel
1111 West Jefferson Street, Suite 300
Boise, ID 83702
Email: legaldepartment@bc.com
Shareholders and other interested parties may also contact our board of directors by going to our website, www.bc.com, and selecting Contact at the top of the page, then selecting Board of Directors in the drop-down box.
Shareholder Engagement
We believe engaging in active dialogue with our shareholders is important to our commitment to deliver sustainable, long-term value to our shareholders. In 2020, we initiated our first engagements with shareholders, during which we actively discussed our corporate governance, diversity and inclusion, and executive compensation practices with shareholders representing approximately 34.6% of our outstanding shares. Shareholder feedback is regularly reviewed and considered by the board and is reflected in adjustments and enhancements to our policies and practices.

CORPORATE GOVERNANCE
Corporate Responsibility, Human Capital Management, and Environmental Sustainability
Our purpose is to bring people, products, and services together to build strong homes, businesses, and communities that stand the test of time. We are a business built on relationships. Our core values guide our actions, unite our employees, and define our brand. We care about relationships with our teammates, customers, suppliers, shareholders, and the communities where we live and operate. We strive to create a diverse and inclusive workplace environment as a way of living our core values of Respect and Pursuit of Excellence where we cultivate a climate of mutual respect, camaraderie, and teamwork. We further believe it is our responsibility as an employer and community leader to have a positive influence in the communities where we work and live.
Boise Cascade considers environmental responsibility an integral component of our wood products manufacturing and building materials distribution businesses. We transform renewable resources, trees, into products that people depend on every day and also store carbon for years to come, giving us the opportunity to respond to the effects of climate change through our environmental stewardship practices. Through conservation and sustainable practices, we actively contribute to the responsible use and protection of the natural environment, which benefits our employees, our customers, and the communities where we work and live in. We are committed to implementing and achieving sustainable forestry practices where we procure raw material from other forest landowners, wood suppliers, and manufacturers. Further, we are committed to continually achieve compliance with certification standards, employing management practices within our operations to comply with environmental laws and regulations, and promoting sustainable practices. Boise Cascade recognizes the weight of scientific evidence indicates a changing climate associated with increasing CO2 in the atmosphere, and uses the recommendations of the Task Force on Climate Related Financial Disclosures (TCFD) for guidance in communicating our position and performance relative to climate.
The health and safety of our employees is a core value and the company maintains robust safety programs focused on identifying hazards and eliminating risks, as well as safety processes and procedures aimed at eliminating injuries in the workplace. As discussed above at page 2 during our response to the pandemic, our priority was the health and safety of our employees, customers, and the communities where we live and operate. We enacted business continuity plans to continue to serve our customers while protecting the well-being of our employees. We also implemented emergency paid leave for our employees who were required to be away from work due to pandemic-related matters including their own health issues, school closures and quarantines.
Our Total Rewards program provides competitive pay, comprehensive health benefits, robust financial security resources, well-being programs, community engagement and opportunities, and career recognition and development. Selecting and developing talent is a vital aspect of our human capital strategy because we believe our people are at the heart of our Purpose and delivering our promise to our stakeholders. We focus on developing talent from within our businesses and supplement with finding the right external hires, to support key strategic objectives of innovation, digital technology and diversity and inclusion. We work towards business continuity and personal growth by developing our employees as individuals through targeted leadership programs. Individual development includes annual performance reviews with development plans, access to a variety of resources, including self-help resources, and continued education opportunities. During 2020, despite some leadership programs being cancelled due to COVID-19, others pivoted to online platforms, so employees were able to participate in leadership training. Further, employees contribute service hours to boards, special causes and nonprofit organizations in the communities where they live and operate. These programs enable the Company’s employees to connect with the community, further improve the Company’s reputation locally, and instill a sense of pride in the workforce. Additionally, we appointed the Company’s first Director of Diversity and Inclusion in furtherance of our commitment to diversity and inclusion.
The board’s governance and nominating committee is primarily responsible for reviewing environmental, social, and governance (ESG) matters, but similar to risk oversight, the full board participates in the process. At each board meeting, management updates the governance and nominating committee and the board members provide guidance on current ESG topics, including climate, human capital management, diversity and inclusion, and other similar issues that impact the company. On an annual basis, the committee is provided with a more in-depth review of ESG topics by either management or a third-party consultant.
Additional information on our environmental sustainability, including our climate statement, and human capital management practices can be found by going to our website, www.bc.com, and selecting About Us at the top of the page. This information includes the following items: Climate Statement, Environmental Policy; Roundwood, Fiber, Veneer, and OSB Procurement Policy; Sustainable Forestry Implementation Policy; Conflict Minerals Policy; Equal Opportunity, Anti-Discrimination and Anti-Harassment Policy; and Privacy Policy.(2)
(2)	The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.

BOARD STRUCTURE
BOARD STRUCTURE
Board Leadership Structure
Currently the positions of board chair and chief executive officer are filled separately. Our board of directors believes that this structure is appropriate for the Company at this time. Mr. Carlile’s (our board chair) experience as our former chief executive officer provides our board of directors with valuable insight on operational and industry issues.
On February 4, 2013, our corporate governance and nominating committee and our board of directors adopted the Guidelines to serve as a flexible framework within which the board conducts business. The committee and board routinely review the Guidelines with the most recent review occurring in February, 2021. On October 28, 2015, our board formalized our practice that the chair of the governance and nominating committee serves as the lead independent director. Mack Hogans currently fills the lead independent director role. Our lead independent director presides over all meetings of the independent directors and works collaboratively with our board chair and chief executive officer regarding board governance, including the board evaluation process and establishing meeting agendas for our board. The lead independent director's responsibilities include:
•	Chairing the corporate governance and nominating committee,
•	Leading the board’s processes for selecting and evaluating new directors and key management positions,
•	Presiding at all meetings of the board at which the chairman is not present,
•	Serving as a liaison between the chairman and the independent directors,
•	If requested by major shareholders, ensuring that he is available for consultation and direct communication,
•	Approving meeting agendas and schedules,
•	Conducting executive sessions of the independent directors,
•	Overseeing the independent directors' annual performance evaluation of the board chair and CEO,
•	Together with the chair, directors and governance committee, leading the director recruitment process, and
•	Calling meetings of the independent directors and to retain advisors for the independent directors.
Executive Sessions and Independent Director Sessions
Our board of directors and each of our committees routinely meet in executive sessions outside the presence of management. Mr. Carlile, our board chair, presides over the executive sessions of our board of directors’ meetings, and each committee chair presides over the executive sessions of each respective committee. Mr. Hogans, our lead independent director, and the chair of our corporate governance and nominating committee, presides over the sessions of our independent board members who meet outside the presence of our non-independent directors at least twice per year.
Independent directors have direct access to members of management whenever they deem it necessary, and the company's executive officers attend part of each regularly scheduled board meeting. The independent directors and all committees are also free to retain their own independent advisors, at the company's expense, whenever they feel it would be desirable to do so.
2020 Meeting Attendance
During 2020, our board of directors met 14 times in person or by video conference due to the restraints and precautions taken under COVID-19 guidance. In addition to meetings of the full board, our board committees met a total of 14 times. All directors attended at least 75% of the meetings of the board, and of the committees on which they served in 2020. As a group, our directors had an overall attendance rate of 98%.
Under the Guidelines, our directors are expected to attend our annual meeting to be held on May 6, 2021. All eleven of our directors attended the 2020 annual meeting.

BOARD STRUCTURE
Board Committees
Our board of directors has established the following three standing committees:
•	Audit Committee
•	Compensation Committee
•	Corporate Governance and Nominating Committee
The composition, duties, and responsibilities of these committees are outlined in written charters adopted by our board of directors. Each committee charter is reviewed annually by its respective committee to ensure ongoing compliance with applicable laws and sound governance practices and reviewed periodically by outside legal counsel. Each committee enacts any recommended changes to its charter coming out of such reviews and reports the changes to our board of directors.
You may view copies of our committee charters by visiting our website at www.bc.com and selecting Investors at the bottom of the page and then Leadership and Governance. You are then able to select any of the committee charters.
Audit Committee
Committee Members (1)	2020 Committee Meeting Attendance(2)
Christopher McGowan, committee chair(3)	100%
Steven Cooper(3)	100%
Richard Fleming(3)	100%
Duane McDougall(3)	100%
Sue Taylor	100%

(1)
All members of the audit committee are independent as defined under the applicable NYSE listing standards and in accordance with Rule 10A-3 under the Exchange Act, as determined by our board of directors.

(2)	The audit committee met four times in 2020.
(3)
Our board of directors has determined that Messrs. McGowan, Cooper, Fleming, and McDougall are audit committee financial experts, as defined in Item 407(d)(5) of Regulation S-K under the Securities Act.

The audit committee of our board of directors is responsible for matters including the following:
•
Assisting the board of directors in its oversight of the quality and integrity of the Company’s financial statements and accounting and financial reporting practices, and the adequacy and effectiveness of the Company’s internal controls;

•	Discussing with management our overall risk assessment and risk management policies;
•
Reviewing disclosures made by our chief executive officer and chief financial officer regarding any significant deficiencies or material weakness in the design or operation of the Company’s internal control over financial reporting and any fraud involving management or employees who have a significant role over financial reporting; and

•
Reviewing the scope and staffing of the independent auditors annual audit, discussing all matters required by PCAOB Auditing Standard No. 1301, and discussing any audit problems or difficulties and management’s response.

For a complete description of our audit committee's responsibilities, you may view a copy of our audit committee charter by visiting our website at www.bc.com and selecting Investors at the bottom of the page and then Leadership and Governance. You are then able to select the audit committee charter.

BOARD STRUCTURE
Compensation Committee
Committee Members(1)	2020 Committee Meeting Attendance Rate(2)
Karen Gowland, committee chair	100%
David Hannah	100%
Kristopher Matula	100%
Duane McDougall	80%

(1)
All members of the compensation committee are independent as defined under the applicable NYSE's listing standards, and in accordance with Rule 10C-1 under the Exchange Act, as determined by our board of directors.

(2)	The compensation committee met five times in 2020.
The compensation committee of our board of directors is responsible for matters including the following:
•	Assisting our board of directors in discharging its responsibilities relating to compensation of our board members, chief executive officer, and other executive officers;
•	Reviewing and evaluating the Company's overall compensation philosophy and overseeing the Company's equity, incentive, and other compensation and benefit plans;
•	Reviewing and approving employment agreements and other similar arrangements between the Company and our chief executive officer and other executive officers; and
•
Preparing the compensation committee report on executive officer compensation required by the Securities and Exchange Commission (SEC) for inclusion in the Company’s annual proxy statement or Annual Report.

For a complete description of our compensation committee's responsibilities, you may view a copy of our compensation committee charter by visiting our website at www.bc.com and selecting Investors at the bottom of the page and then Leadership and Governance. You are then able to select the compensation committee charter.
Corporate Governance and Nominating Committee
Committee Members(1)	2020 Committee Meeting Attendance Rate(2)
Mack Hogans, committee chair	100%
Karen Gowland	100%
David Hannah	100%
Kristopher Matula	100%

(1)	All members of the corporate governance and nominating committee are independent as defined under the applicable NYSE listing standards, as determined by our board of directors.
(2)	The corporate governance and nominating committee of our board of directors met five times in 2020.
The corporate governance and nominating committee of our board of directors is responsible for matters including the following:
•	Identifying and assessing persons qualified to become board members, consistent with the qualification standards and criteria approved by the board;
•	Recommending to the board a slate of director nominees for election or re-election at the annual meeting;
•	Recommending to the board the structure and membership of board committees;
•	Recommending to the board persons to fill board and committee vacancies;
•	Overseeing annual evaluations of the board and committees of the board;
•	Overseeing ESG risk evaluation;
•	Reviewing periodically the Guidelines; and

BOARD COMPENSATION
•	Making other recommendations to the board relative to corporate governance issues.
For a complete description of our corporate governance and nominating committee's responsibilities, you may view a copy of our corporate governance and nominating committee charter by visiting our website at www.bc.com and selecting Investors at the bottom of the page and then Leadership and Governance. You are then able to select the corporate governance and nominating committee charter.
BOARD COMPENSATION
Employee board members do not receive compensation for their service on our board of directors. Mr. Jorgensen was our only employee board member during 2020 after he replaced Thomas Corrick on March 6, 2020. Non-employee board members in 2020 were entitled to receive the compensation described below under “Director Fees.”
2020 Director Compensation Table
The following table presents compensation information for each of our nonemployee directors for the year ended December 31, 2020:
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value / Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)
Thomas E. Carlile	190,000	135,011	—	325,011
Steven C. Cooper	90,000	110,006	8,762	208,768
Richard H. Fleming	90,000	110,006	—	200,006
Karen E. Gowland	105,000	110,006	5,821	220,827
David H. Hannah	90,000	110,006	—	200,006
Mack L. Hogans	125,000	110,006	—	235,006
Kristopher J. Matula	90,000	110,006	10,125	210,131
Duane C. McDougall	90,000	110,006	—	200,006
Christopher J. McGowan	110,000	110,006	—	220,006
Sue Ying Taylor	90,000	110,006	837	200,843
(1)
The reported cash earnings include retainers and fees and are inclusive of deferred compensation amounts for directors participating in the Boise Cascade Directors Deferred Compensation Plan. See note (3) below.

(2)
On March 2, 2020, our chairman of the board, Mr. Carlile, was awarded 3,704 time-vested restricted stock units (RSUs) with a grant date fair value of $135,011. Our other board members were awarded 3,018 time-vested RSUs with a grant date fair value of $110,006. The RSUs vested in a single installment on March 1, 2021. The RSUs are the only unvested stock awards held by each director as of December 31, 2020.

(3)	We do not provide our directors with pension benefits. The amounts reported in the third column include above-market earnings on compensation deferrals.

STOCK OWNERSHIP
Director Fees

The 2020 retainer and fee schedule for non-employee directors is set forth herein. The board approved a new retainer and fee schedule for 2021, increasing the equity award value by $10,000, with consultation and advice from FW Cook who performed a review of our non-employee director compensation program on behalf of the compensation committee. This review included an analysis of market trends relating to non-employee director compensation and a comparison of our non-employee director compensation relative to market data of our peer group (as set forth on page 32), and market data of similarly sized companies.
Director Fees	Effective 2021 ($)	Effective 2020 ($)
Director Fees (Annual)
Cash Retainer	90,000	90,000
Equity Award	120,000	110,000
Committee Chair Fees (Annual)
Audit	20,000	20,000
Compensation	15,000	15,000
Corporate Governance and Nominating	10,000	10,000
Lead Independent Director	25,000	25,000
Board Chair (Annual)
Additional Cash Retainer	100,000	100,000
Additional Equity Award	25,000	25,000

2020 Director Restricted Stock Unit Awards

Upon the recommendation of the compensation committee, our board of directors on February 20, 2020 approved the granting of 3,018 RSUs with a grant date fair value equal to $110,006 to each of our nonemployee directors. The board chairman received an additional 686 RSUs with a grant date fair value equal to $25,005. These 2020 RSU awards are service-conditioned awards that vested in full and distributed on March 1, 2021.
Directors Deferred Compensation Plan
We maintain a “nonqualified” deferred compensation plan offered to our nonemployee directors (Boise Cascade Directors Deferred Compensation Plan). The plan is an unfunded plan intended to help participants supplement their retirement income while providing them an opportunity to invest a portion of their cash compensation. Under the plan, each director who receives cash compensation for board service may elect to defer all or a portion of his or her cash compensation in a calendar year. Amounts deferred are credited with imputed interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. Participants elect the form and timing of distributions of their deferred compensation balances. Participants may receive cash payment in a lump sum or in annual installments following their service on our board of directors. Mses. Gowland and Taylor, and Mr. Matula elected to defer cash compensation in 2020 under this plan. We do not anticipate making any changes to this plan in 2021.
Compensation Committee Interlocks and Insider Participation
During 2020, the compensation committee consisted of Ms. Gowland and Messrs. Hannah, Matula, and McDougall. None of our executive officers currently serve, or in the past year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
STOCK OWNERSHIP
Stock Ownership Guidelines for Our Directors
In August 2018, our board of directors updated the established Company stock ownership guidelines for our directors, which are intended to ensure that our directors acquire and maintain an equity stake in the Company and more closely align their interests with those of our shareholders.
Our director stock ownership guidelines provides that within five years from becoming a director, each director should acquire and maintain stock ownership in the Company equal to five times his or her annual cash retainer. Each of our directors has met this requirement or are on track to do so within the five-year timeframe.

STOCK OWNERSHIP
Stock Ownership Guidelines for Our Officers
In August 2018, our board of directors updated the established Company stock ownership guidelines for our officers which are intended to ensure that our officers acquire and maintain an equity stake in the Company and more closely align their interests with those of our shareholders.
Our officer stock ownership guidelines provide that within five years of the later of becoming an officer, or adoption of new guidelines, that the officer meet the guidelines. Ownership varies by officer level with the chief executive officer’s target at five times salary, executive vice presidents’ and senior vice presidents’ target at two times salary, and vice presidents’ target at one times salary. Each of our named executive officers has met this requirement or is on track to do so within the five-year timeframe.
Security Ownership of Certain Beneficial Owners and Management
Except as otherwise noted, the following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 8, 2021 by: (1) each of the named executive officers in the Summary Compensation Table; (2) each of our directors and director nominees; (3) all directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock. All information with respect to beneficial ownership has been furnished to us by the respective director, director nominee, executive officer, or five percent beneficial owner, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Boise Cascade Company, 1111 West Jefferson Street, Suite 300, Boise, ID 83702. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his, her or its name.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Column A Shares Owned as of 3/8/2021 (#)(1)	Column B Right to Acquire Within 60 Days of 3/8/2021 (#)(1)	Column C Percent of Class (%)(2)
Persons Owning Greater Than 5% of Our Outstanding Common Stock
BlackRock, Inc. (3)	7,058,732	—	17.9%
The Vanguard Group (4)	4,507,729	—	11.4%
Dimensional Fund Advisors LP (5)	2,739,493	—	6.9%
Macquarie Bank Limited(6)	2,288,473	—	5.8%
Nonemployee Directors
Thomas Carlile	40,167	9,847(7)	*
Steven Cooper	12,167	7,647(8)	*
Richard Fleming	17,167	12,309(9)	*
Karen Gowland	12,167	10,286(8)	*
David Hannah	12,167	8,479(8)	*
Mack Hogans	12,242	9,187(8)	*
Kristopher Matula	17,067	9,187(8)	*
Duane McDougall	17,167	12,309(9)	*
Christopher McGowan	34,380	12,309(9)	*
Sue Taylor	4,204	—	*
Named Executive Officers
Nate Jorgensen	26,263	—	*
Wayne Rancourt	34,394	—	*
Nick Stokes	20,557	—	*
Mike Brown	10,813	—	*
Jill Twedt	8,234	—	*
All Directors and Executive Officers as a Group (16 Persons)	299,201	91,560	1.04%
(1)
Under SEC rules, a person is considered to beneficially own any shares over which they exercise sole or shared voting and/or investment power (Column A) plus any shares they have the right to acquire within 60 days of March 8, 2021 (Column B).

STOCK OWNERSHIP
(2)
Percent of class (Column C) is calculated by dividing the number of shares beneficially owned (Column A plus Column B) by the Company's total number of outstanding shares on March 8, 2021 (39,330,313 shares) plus the number of shares such person has the right to acquire within 60 days of March 8, 2021 (Column B). * Less than 1%

(3)
Pursuant to Schedule 13G, dated December 31, 2020, and filed with the SEC on January 25, 2021, by BlackRock, Inc. (BlackRock). BlackRock's principal business is at 55 East 52nd Street, New York, NY 10055.

(4)
Pursuant to Schedule 13G/A, Amendment No. 7, dated December 31, 2020, and filed with the SEC on February 10, 2021, by The Vanguard Group (Vanguard). Vanguard's principal business is at 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Pursuant to Schedule 13G/A, Amendment No. 4, dated December 31, 2020, and filed with the SEC on February 12, 2021, by Dimensional Fund Advisors LP (Dimensional). Dimensional's principal business is at 6300 Bee Cave Road, Building One, Austin, TX 78746.

(6)
Pursuant to Schedule 13G/A, Amendment No. 1, dated December 31, 2020, and filed with the SEC on February 12, 2021 by Macquarie Group Limited, Macquarie Bank Limited, Macquarie Investment Management Global Limited, Macquarie Investment Management Holdings Inc., and Macquarie Investment Management Business Trust. The principal business of Macquarie Group Limited, Macquarie Investment Management Global Limited, and Macquarie Bank Limited is at 50 Martin Place, Sydney, New South Wales, Australia. The principal business of Macquarie Investment Management Holdings Inc. and Macquarie Investment Management Business Trust is at 2005 Market Street, Philadelphia, PA 19103.

(7)
Mr. Carlile's reported amount includes 2,903 restricted stock units which vested on February 25, 2016 and 6,944 shares that vested on February 24, 2017, which will be delivered to the subject director six months and one day after his termination as a director of the Company.

(8)
Reported amount includes 2,639, 832, 1,540, and 1,540 restricted stock units that vested on February 27, 2015, for Ms. Gowland and Messrs. Hannah, Hogans, and Matula, respectively, 2,212 restricted stock units which vested on February 25, 2016, and 5,435 restricted stock units that vested on February 24, 2017, each of which will be delivered to the subject director six months and one day after his/her termination as a director of the Company. Mr. Cooper received 2,212 restricted stock units which vested on February 25, 2016 and 5,435 restricted stock units that vested on February 24, 2017, and will be delivered six months and one day after his termination as a director of the Company.

(9)
Reported amount includes 2,023, 2,639, 2,212, and 5,435 restricted stock units which vested on February 26, 2014, February 27, 2015, February 25, 2016, and February 24, 2017, respectively, which will be delivered to the subject director six months and one day after his termination as a director of the Company.

AUDIT COMMITTEE REPORT
AUDIT COMMITTEE REPORT
The following is the report of the audit committee with respect to the Company's audited financial statements and internal controls over financial reporting (ICOFR) for the year ended December 31, 2020.
Audit Committee Charter and Responsibilities
The audit committee assists the board of directors in its oversight of the quality and integrity of the Company's financial statements and its accounting and financial reporting practices. The audit committee's responsibilities are more fully set forth in its charter, which you can view by visiting our website at www.bc.com and selecting Investors at the bottom of the page, then Leadership and Governance and then Committee Charters. Then select the audit committee charter.
In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the Company's annual audited and quarterly consolidated financial statements, as well as the report over our ICOFR for the 2020 calendar year with management and KPMG, the Company's independent auditor. The audit committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, and Rule 2-07 of Regulation S-X, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) and as approved by the SEC. The audit committee has also received the written disclosures and the letter from KPMG required by PCAOB’s applicable requirements regarding KPMG's communications with the audit committee concerning independence, and has discussed with KPMG its independence from the Company and its management.
Audit Committee Financial Experts
All of our audit committee members are financially literate, and the board of directors has determined that the audit committee chair, Mr. McGowan, and Messrs. Cooper, Fleming, and McDougall, are audit committee financial experts, as defined in Item 407(d)(5) of Regulation S-K under the Securities Act. Our board of directors has also determined that Mr. McGowan and the other members of the audit committee are independent in accordance with the applicable NYSE listing rules.
Recommendation of Financial Statements
Based on the review and discussions with management and KPMG, the audit committee recommended to the Company's board of directors that the Company's audited financial statements and report on internal controls be included in the Company's Annual Report for the year ended December 31, 2020, for filing with the SEC.
Respectfully submitted,
The Audit Committee
Christopher McGowan, Committee Chair
Steven C. Cooper
Richard Fleming
Duane C. McDougall
Sue Taylor

EQUITY COMPENSATION PLAN INFORMATION
Fees Paid to KPMG
The following table presents the aggregate fees billed by KPMG to us for services rendered for the years ended December 31, 2020 and 2019, as approved by the audit committee:
	2020 ($)	2019 ($)
Audit Fees(1)	2,162,100	2,131,000
Audit-Related Fees(2)	9,500	9,500
Tax Fees(3)	50,000	7,500
All Other Fees(4)	149,800
Total	2,371,400	2,148,000
(1)
KPMG's Audit Fees consisted of fees for the audit of our 2020 and 2019 year‐ end financial statements included in the Company's Form 10‐K, the 2020 and 2019 audits of our internal control over financial reporting, reviews of our interim financial statements included in our quarterly reports on Form 10‐Q, and other filings with the SEC.

(2)	KPMG's Audit‐Related Fees consisted of fees in connection with the issuance of financial assurance letters.
(3)	KPMG's tax fees in 2020 and 2019 consisted of support services in connection with the Company's eligibility for federal and state research and development credits.
(4)	KPMG’s other fees in 2020 consisted of underwriter assurance activities in connection with our debt refinancing.
Policies and Procedures for Preapproval of Audit and Non-audit Services
The audit committee's charter provides that all audit and non-audit services to be performed for the company by KPMG be preapproved. Our controller monitors services provided by KPMG and overall compliance with the preapproval policy and reports periodically to the audit committee on the status of outstanding engagements, including actual services provided and associated fees. Our controller must promptly report any noncompliance with the preapproval policy to the chair of the audit committee.
During 2020, all services by our independent registered public accounting firm were preapproved by the audit committee in accordance with this policy.
EQUITY COMPENSATION PLAN INFORMATION
Shareholders approved the 2016 Boise Cascade Omnibus Incentive Plan (2016 Incentive Plan) in 2016, which replaced the 2013 Incentive Plan (2013 Incentive Plan). All new awards are made under the 2016 Incentive Plan, and no additional awards may be granted under the 2013 Incentive Plan. The following table provides information about our equity compensation plans as of December 31, 2020:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by shareholders	436,515(1)	27.19(2)	2,465,409(3)
Equity compensation plans not approved by shareholders	—	—	—
Total	436,515	27.19	2,465,409
(1)
As of December 31, 2020, the number of shares of common stock to be issued upon exercise of outstanding options, warrants, and rights consists of 3,291 nonqualified stock options, 220,458 PSUs (2018 and 2019 PSUs at actual payout, 2020 PSUs at target), and 212,766 RSUs awarded under the incentive plans. The actual 2020 PSUs awarded at the February 2021 meeting of the compensation committee were at 2.00 times target for officers.

(2)	Applicable only to nonqualified stock options granted in 2013 as the unvested PSUs and RSUs do not have an exercise price.
(3)
The maximum number of shares to be issued under the 2016 Incentive Plan was 3,700,000 shares, less shares granted under the 2013 Incentive Plan after December 31, 2015 and prior to the effectiveness of the 2016 Incentive Plan in April 2016, plus shares subject to awards that are forfeited, expired, terminated, or settled in cash under both the 2013 and 2016 Incentive Plans after December 31, 2015, plus shares withheld for taxes under both the 2013 and 2016 Incentive Plans.

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Compensation Committee Report
The compensation committee of the board of directors of Boise Cascade Company has reviewed and discussed the following Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the compensation committee has recommended to the Company’s board of directors that the CD&A be included in this proxy statement and referenced in the Company’s Annual Report for the year ended December 31, 2020.
Respectfully submitted,
The Compensation Committee
Karen E. Gowland, committee chair
David H. Hannah
Kristopher J. Matula
Duane C. McDougall
Compensation Discussion and Analysis
This CD&A describes the 2020 compensation program for our executive officers, particularly our named executive officers who are listed below. Positions below are those held with the Company as of December 31, 2020, except for Mr. Corrick who retired as Chief Executive Officer effective March 6, 2020:
Nate Jorgensen – Chief Executive Officer
Thomas Corrick - Former Chief Executive Officer
Wayne Rancourt - Executive Vice President, Chief Financial Officer, and Treasurer
Nick Stokes - Executive Vice President, Building Materials Distribution
Mike Brown - Executive Vice President, Wood Products
Jill Twedt – Senior Vice President, General Counsel and Corporate Secretary
Impact of COVID-19
The Compensation Committee did not modify any of the 2020 performance goals or incentive targets due to Covid-19. The Committee had established the goals and targets before the onset of the pandemic and determined they were reasonable throughout the course of the year.
The year did present unique and unforeseen challenges posed by Covid-19, and our named executive officers updated their operational priorities accordingly. The priorities included keeping employees safe, engaged, and motivated, while maintaining our reputation as a leading supplier to our customers. The attention to these updated priorities, and the opportunities presented by the unusual market conditions created by the pandemic, allowed us to continue to pursue our long-term strategies. As a result, we realized excellent operational and financial performance in 2020: performance that far exceeded the goals and targets the Committee had set at the beginning of the year.
Our Compensation Objectives and Philosophy
We want to attract, retain, and incent the management talent we believe is essential to achieving the Company’s strategic objectives, which are to grow the
Company prudently and to increase long-term shareholder value. As a guiding philosophy, we generally target all forms of compensation at the 50th percentile of comparable market compensation data, with appropriate adjustments that take into account each officer’s position, responsibilities, performance, contributions to the Company’s success, level of experience, and other distinguishing characteristics. In some instances, and for the purpose of internal equity, we may establish similar compensation ranges for officer positions with similar scopes of responsibility and other similar characteristics even if such ranges differ from comparable positions at other companies. We also provide at-risk, performance-based pay opportunities that comprise a significant portion of total compensation opportunity to motivate and reward our executive officers for achieving the Company’s strategic objectives.
We hold annual nonbinding advisory shareholder votes on executive compensation, with the first such vote occurring in 2014 after our initial public offering. In each year, our shareholders have approved our executive compensation with over 97% voting in favor from 2015 through 2020. We believe the strong support demonstrates that shareholders generally view our overall pay program favorably. The compensation

EXECUTIVE COMPENSATION
committee took this support into account and, as such, no substantial program changes were made for 2020. The compensation committee and the board intend to continue to take these advisory votes into account regarding future compensation decisions. For 2021, shareholders will again vote on whether to approve our executive compensation as set forth in this proxy statement.
Use of Market Data to Determine Amount and Allocation of Compensation
The compensation committee believes that an important criterion for determining the aggregate value of the Company's compensation program and the allocation of the value among the various elements of its compensation plans is market data, where available, on the amounts, allocations, and structures utilized by similarly situated peer companies for positions of comparable responsibility.
Management and the compensation committee have utilized compensation and benefits surveys to ascertain market levels of aggregate compensation and the allocation of that compensation among specific compensation elements for its named executive officers. Aggregate compensation and compensation for each of the major elements (base salary, short-term incentive compensation, and long-term incentive compensation) for the Company's named executive officers has generally been targeted at the 50th percentile of the surveyed peer-group companies. However, the specific aggregate compensation (and the allocation among the elements of the total compensation) paid to any of our named executive officers may be below or above the 50th percentile target levels, depending on subjective judgments made by the compensation committee based on factors such as the specific officer's responsibilities that vary from the comparable position, historical performance in the job, tenure with the Company in his or her position, and other distinguishing characteristics.
Since 2011, the compensation committee has retained periodically the services of FW Cook, a compensation consultant, to prepare a comprehensive analysis of the compensation packages for our named executive officers and to compare the specific elements of compensation and the aggregate value with a group of peer companies recommended by the consultant.
FW Cook conducted a review of our peer companies with our compensation committee in 2020 and, for 2020, recommended that USG Corporation be removed from our peer group because it was acquired, and that Cornerstone be added as the combination of former peers NCI Building Systems and Ply Gem Holdings, Inc.. The compensation committee agreed with the recommendations and adopted the following 2020 peer group:
American Woodwork	Foundation Building Materials
Armstrong World Industries	Gibraltar Industries Corporation
Beacon Roofing Supply, Inc.	Louisiana Pacific Corporation
BlueLinx Corporation	Masonite International Corporation
BMC Stock Holdings	Quanex Building Products Corporation
Builders FirstSource, Inc.	Simpson Manufacturing Company, Inc.
Cornerstone Building Brands	UFP Industries, Inc.
Eagle Materials Inc.
During 2020, the compensation committee reviewed the officer base salaries, director compensation, the STIP, the LTIP, FW Cook’s fees, and the proposed peer group for 2020 compensation discussions. The compensation committee also reviewed and reapproved the company’s compensation philosophy as it appears in this proxy statement.

EXECUTIVE COMPENSATION
Summary of Pay Decisions Affecting our Named Executive Officers' Compensation in 2020
For 2020, our compensation committee again granted 50% of the long-term incentive grant value in RSUs and 50% in PSUs. The RSUs vest and are paid in annual installments over a three-year period. The PSUs, however, are designed to have a one-year performance target based on ROIC with a three-year cliff vest and are paid in shares two years after the determination of the performance factor to better align with the long-term interests of shareholders. The STIP is an annual cash-based plan with performance goals based on EBITDA and PRONWC (as defined below).
The compensation committee also made salary adjustments for our executive officers in late 2020 to reflect promotions, the changing median pay in our peer companies, and individual officer performance. There were no adjustments made to our executive officers’ compensation or incentive targets as a result of COVID-19. No discretionary bonuses were paid for 2020.
Executive Compensation Elements
The four elements of the Company's executive compensation are:
•	Base salary;
•	Short Term Incentive Plan (STIP);
•	Long Term Incentive Plan (LTIP); and
•	Other compensation and benefit plans.
STIP and LTIP awards are intended to comprise a significant portion of each officer’s total compensation opportunity, and are designed to motivate and reward our officers for growing the Company, and maximizing long-term shareholder value. Ad hoc discretionary bonuses may be awarded occasionally for exceptional performance, but are not a standard element of the Company’s executive compensation structure.
Role of Management in Setting Executive and Director Compensation
As described below, the compensation committee increased the compensation of our executives for 2020. Management did not participate in such decisions. However, the Company's current chief executive officer makes, and in 2020 made, recommendations to the compensation committee with respect to base salaries and performance targets for the Company's STIP and LTIP for officers other than himself. The compensation committee makes all decisions regarding each named executive officer’s base salary, LTIP and STIP targets, the overall performance targets of the plans, and the potential and actual payouts under each plan. Management does not participate in setting director compensation.
Base Salary
Our compensation committee has historically reviewed base salaries for our named executive officers on an annual basis and at the time of promotions or other changes in responsibilities. Consistent with past practice in late 2020, the compensation committee approved general base salary increases for the named executive officers, other than Mr. Corrick who retired in 2020, to continue to move them, as determined appropriate, toward the 50th percentile based upon FW Cook's 2020 study. Except for Mr. Jorgensen’s salary increase as a result of his promotion to chief executive officer, the November 2020 increases in named executive officer salaries averaged 4.49% and were in line with market data provided by FW Cook. Mr. Jorgensen’s increase was also aligned with market data for CEO positions. Current base salaries and 2020 base salary increases are listed below:
Name	Annual Salary Effective November 2019 ($)	Annual Salary Effective November 2020 ($)	Change %
Nate Jorgenson(1)	510,600	875,000	71.37%
Wayne Rancourt	542,700	556,300	2.51%
Nick Stokes	522,600	546,100	4.50%
Mike Brown	418,400	451,900	8.01%
Jill Twedt(2)	—	426,000	—
(1)	Mr. Jorgensen was promoted from COO to CEO in March 2020, at which time his base salary was increased to $850,000.
(2)	Ms. Twedt became a named executive officer in 2020.
Short Term Incentive Plan
The STIP is designed to recognize and reward the contributions that named executive officers and other participants make to the Company's annual performance. Payout under the STIP is based on achievement of performance measures that are tied to the Company's annual financial performance. We offer this plan to encourage and reward conduct that will lead to better performance of our businesses as measured by the performance criteria. Each named executive officer’s participation in the plan, along with the criteria for calculation of the payout, is established annually by our compensation committee and communicated to the participants in a STIP award notice. A determination of the amount payable under the plan based on actual performance is made by the compensation committee generally in February of the following year, and resulting payments or awards are made to participants. The actual STIP awards may be less than or greater than the target incentive amounts depending on the achievement of pre-determined financial goals and performance objectives and the exercise of the compensation committee's discretion. For 2020, the compensation committee set a threshold of 25% of the target award as the minimum award to be granted under the program. If performance is below this threshold, no STIP payout is earned. The compensation committee also set a maximum of 225% of the target award and approved a payout graph with a payout line whereby once the level of performance is determined the award multiplier can be determined. The dollar amount of the threshold, target, and maximum award payable to each of our named executive officers is set out in the table found under

EXECUTIVE COMPENSATION
“Grants of Plan-Based Awards” in this section of this proxy statement. At the compensation committee meeting in February 2021, and consistent with the compensation committee’s historical approach for determining incentive payouts, certain one-time non-recurring charges were excluded. In 2020, these charges totaled $12.5 million, and did not affect the payout performance multiple.
2020 STIP Compensation
For 2020, each of our named executive officers participated in the STIP. Mr. Corrick, who retired in March 2020, participated pro rata. The plan provided for awards to be determined based on the extent to which the financial goals and performance objectives were met during the year, subject to the compensation committee's discretion.
Rigorous Process Utilized in Setting Strategic STIP Performance Targets
The compensation committee employs a rigorous process to establish the annual budget that promotes the Company’s strategic objectives and forms the basis for establishing the STIP performance targets. Furthermore, the compensation committee takes into account Company-specific and industry outlook for the year, historical and projected growth rates for the Company as well as peers and external expectations and guidance.
The performance metrics established by the compensation committee under our 2020 STIP were based on the U.S. Census Bureau forecast of 1.31 million U.S. housing starts, a primary metric in our business. In setting the STI target, the compensation committee evaluated earnings in 2019 and market and industry conditions. In 2019, the Company experienced low commodity wood products prices after a sharp decline in the second half of 2019. Those prices did not begin to recover until the second quarter of 2020. Based on the low commodity pricing, the committee expected that earnings would not be materially higher in 2020. In February 2020, prior to the impacts from the pandemic, the committee set the STI target in light of such factors, and at a level intended to drive meaningful performance. The annual incentive target awards, financial goals, and performance objectives required for each named executive officer participating in the STIP for 2020 are set forth below. Actual payouts are also shown.
			Performance ($ in millions, except PRONWC)
Business Role	Financial Measure(s)	Weight % of Award Multiplier	Threshold Payout at 25%	Target Payout at 100%	Maximum Payout at 225%	2020 Financial Goal Achievement	Award Payout Multiple
Corporate	Corporate EBITDA	100.0%	139	229	324	435.6	2.25
Building Material Distribution (BMD)	Corporate EBITDA	25.0%	139	229	324	435.6	2.25
	BMD EBITDA	37.5%	96	141	186	270.0	2.25
	BMD PRONWC(1)	37.5%	19.8%	32.5%	45.2%	83.5%	2.25
Wood Products (WP)	Corporate EBITDA	25.0%	139	229	324	435.6	2.25
	WP EBITDA	75.0%	60	120	180	205.2	2.25
Name	Business Role	Actual Base Earnings(2) ($)	Target Award % of Earnings	Award Payout Multiple	STI Payout ($)
Nate Jorgensen	Corporate	809,521	75% / 110%	2.25	1,926,238
Thomas Corrick	Corporate	218,077	100%	2.25	490,673
Wayne Rancourt	Corporate	565,665	80%	2.25	1,018,198
Nick Stokes	BMD	546,315	80%	2.25	983,368
Mike Brown	WP	439,646	75% / 80%	2.25	785,932
Jill Twedt	Corporate	412,892	50% / 55%	2.25	506,310
(1)
Pre-tax Return on Net Working Capital (PRONWC) is calculated based on GAAP amounts by dividing Building Materials Distribution’s (BMD’s) net operating income by the average net working capital reported as of each month-end during a 13-month period running from December 2019 through December 2020. The compensation committee includes PRONWC as a portion of Mr. Stokes' performance criteria because it reflects BMD’s control of working capital, which is a critical financial measure in our distribution business.

(2)
The STIP target award is based on role and is applied to the actual base salary earnings for the year and not base salary at year end and applicable target award %. Two target awards are listed as a result of a promotion within the year. In 2020, there were 27 biweekly pay periods actually paid in the calendar year.

2020 Ad Hoc Discretionary Bonus Awards
From time to time, the compensation committee may elect to grant a discretionary bonus to one or more of the named executive officers or to other employees to recognize and reward exemplary performance providing value to the Company beyond what is recognized by the structure of the Company's STIP. These bonus payments are

EXECUTIVE COMPENSATION
not governed by any formal plan, and no named executive officer has any contractual entitlement or expectation of any such payment. The amount and timing of the grant of any such bonus to named executive officers are determined by the compensation committee at its sole discretion. No such bonuses were awarded in 2020 to the named executive officers.
LTIP
We make long-term equity grants under the 2016 Incentive Plan. The 2016 Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards, other cash-based compensation, and performance awards. The purpose of the 2016 Incentive Plan is to provide incentives that will attract, retain, and motivate high-performing officers, directors, employees, and consultants by providing them a proprietary interest in our long-term success or compensation based on their performance in fulfilling their responsibilities to our Company. The 2016 Incentive Plan is administered by our compensation committee.
Awards granted under the 2016 Incentive Plan are subject to any recoupment policy we may have, including the company’s clawback policy, the clawback of “incentive-based compensation” under the Exchange Act, or under any applicable rules and regulations promulgated by the SEC.
LTIP Awards
In February 2020, the compensation committee approved equity grants under the 2016 Incentive Plan to our named executive officers. The amount and structure of the grants were based on a study conducted by FW Cook and the recommendations FW Cook made as a result of the study. Officer participants received two types of grants: RSUs and PSUs. The compensation committee set a dollar amount for each participant to calculate the target RSU and PSU grants on the day of the award after market close. Half of the value of the target award was granted in RSUs. The other half of the target award was granted in PSUs.
The RSUs awarded in 2020 vest over a three-year period with one-third vesting on March 1 on each of 2021, 2022, and 2023 with share distribution the following day. The PSUs awarded at target are adjusted by a performance factor determined by the performance objectives described below and may be further adjusted at the discretion of the compensation committee. The performance-adjusted PSUs granted in 2020 vest in a single installment on March 1, 2023, with share distribution the following day. Vesting of PSUs and RSUs is subject to an officer’s continued employment with the Company, with certain limited exceptions described below.
The 2020 LTIP awards were based on a closing market value on March 2, 2020 of $36.45 and are as follows:
Financial Goal PSUs	Threshold 50% of PSUs	Target 100% of PSUs	Maximum 200% of PSUs	2020 Financial Goal Achievement	LTI PSU Award Multiple
Corporate ROIC	4.3%	8.7%	13.3%	18.20%	2.00
Name	LTIP Target Award Value ($)	50% of Target Award Value RSUs (#)	50% of Target Award Value PSUs (#)	2020 LTIP PSU Award Multiple	Adjusted PSUs with Performance Multiple(1)
Nate Jorgensen	2,215,000	30,384	30,384	2.00	60,768
Wayne Rancourt	500,000	6,859	6,859	2.00	13,718
Nick Stokes	500,000	6,859	6,859	2.00	13,718
Mike Brown	500,000	6,859	6,859	2.00	13,718
Jill Twedt	300,000	4,115	4,115	2.00	8,230
(1)
Consistent with the compensation committee’s historical approach for determining incentive payouts certain one-time non-recurring charges were excluded. In 2020, these charges totaled $27.5 million and did not affect the payout performance multiple.

The PSUs awarded are earned based on a one-year ROIC performance established by the compensation committee. The compensation committee chose ROIC as the performance metric to differentiate from the EBITDA measure used in the STIP because it believed ROIC would put a focus on short-term and long-term investments and reinforce the importance of shareholder returns. If ROIC is below threshold as shown above, no PSUs are earned. At threshold performance, 50% of the PSUs are earned, and at maximum performance, 200% of the PSUs are earned. The compensation committee approved a payout scale such that when results fall between the threshold and maximum reference points, linear interpolation is used to determine the actual PSUs to be awarded.
The compensation committee continues to evaluate the appropriateness of a one-year performance goal with a three-year cliff vest for the PSUs and did so again in 2020. Based on the market conditions and the nature

EXECUTIVE COMPENSATION
of the products we manufacture and sell, the committee continues to support a one-year performance goal with a three-year cliff vest for the PSUs and believes the three-year cliff vesting aligns management with the long-term interests of our shareholders.
Vesting of LTIP awards is subject to a named executive officer’s continued employment through the vest date(s), except in certain limited circumstances. If a named executive officer dies or becomes disabled, (i) all unvested RSUs become vested and (ii) all earned PSUs for which the performance metric has been satisfied become vested at that amount. In the event the performance year applicable to the PSUs has not elapsed at the time of such death or disability, the PSUs will vest based on actual achievement of the performance metric. In the event of a named executive’s eligible retirement, (i) unvested RSUs become vested as to 1/3 of the award, multiplied by a pro rata portion based on the number of full calendar months that has elapsed during the then 12-month vesting period prior to retirement, divided by 12, and (ii) earned PSUs become vested as to a pro rata portion based on the number of full calendar months that has elapsed during the vesting period prior to retirement, divided by 36. Payout occurs on the normally scheduled payout date for the PSU awards, and upon retirement for the pro rata RSU awards. For purposes of LTIP vesting, retirement means the named executive officer’s termination after attainment of age 62 and completion of at least 15 years of employment with the Company and its predecessors, or age 65 and completion of at least five years of employment with the Company. In the event of a change in control in which the LTIP awards are not replaced by an equivalent award, (i) RSUs become vested, and (ii) unearned PSUs become vested at target and PSUs for which the performance metric has been satisfied and, therefore, are subject to time-vesting, become vested.
Other Compensation and Benefit Plans
The Company's named executive officers receive additional compensation under a few other compensation and benefit plans, as further described below. These plans and benefits, except those that are frozen or closed to new entrants, are provided to create an aggregate compensation and benefits package that is competitive in the marketplace, thereby, helping us to attract and retain the management talent needed to achieve the Company's strategic objectives.
Boise Cascade Pension Plan
Effective December 31, 2009, the compensation committee froze the pension benefit for all of our salaried employees including our named executive officers. The frozen benefit is now in the Boise Cascade Pension Plan (BCPP). On December 31, 2009, the compensation committee also froze our supplemental pension plans in which Messrs. Rancourt, Stokes, and Brown participated. Since December 31, 2009, none of our named executive officers has earned any additional pension benefit.
The BCPP entitles each vested employee to receive an annual pension benefit at normal retirement age as determined by a formula involving the average of the highest five consecutive years of the employee’s compensation out of the last 10 years of employment through December 31, 2009 (Average High Five) times an annual factor for each year of service. Under the BCPP, “compensation” is defined as the employee's taxable base salary plus any taxable amounts earned under our annual variable incentive compensation programs. For each year of service prior to December 31, 2003, the annual factor was equal to 1.25%, and for each year of service from January 1, 2004 through December 31, 2009, the annual factor was equal to 1%. The value of the pension benefit is determined by adding the products of: (1) the Average High Five times the number of years of service prior to December 31, 2003, times 1.25%, and (2) the Average High Five times the number of years of service between January 1, 2004 and December 31, 2009, times 1%. Under this formula, benefits are computed on a straight-line annuity basis and are not offset by Social Security or other retirement benefits. An employee is 100% vested in the pension benefit after five years of unbroken service.
On August 5, 2020, the Company entered into a commitment letter (the Commitment Letter) with The Prudential Insurance Company of America (Prudential). Under the Commitment Letter, the Company agreed to purchase a buy-in group annuity contract (the Buy-In) from Prudential pursuant to which the Buy-In will fund lump-sum payments made to eligible plan participants in conjunction with the elimination of the BCPP. The Company funded the purchase of the Buy-In with plan assets and transferred the premium amount to Prudential on August 6, 2020.
Under the lump-sum program, terminated vested participants and active employees (including applicable deferred beneficiaries and alternate payees) of the BCPP could elect to take a one-time voluntary lump-sum payment equal to the present value of future benefits. The lump-sum program closed on October 31, 2020 and participants who elected to participate received payment on or about December 2, 2020, after which neither the BCPP nor Prudential will have any further obligations to those participants. After completion of the lump-sum program, the Company exercised its option to convert the Buy-In to a buy-out group annuity contract (Buy-Out) for no additional premium. The Company then irrevocably transferred to Prudential the future benefit obligations and annuity administration for all remaining plan participants (or their beneficiaries) in the BCPP.

EXECUTIVE COMPENSATION
By transferring the future benefit obligations and annuity administration to Prudential following the consummation of the conversion to the Buy-Out, the Company fully eliminated its qualified pension plan liabilities.
The Supplemental Pension Plan
While the BCPP was in effect, if an employee earned income in excess of the limits provided under the Internal Revenue Code for qualified plans, or if income was deferred under the Company's deferred compensation plan and not taxed (and, therefore, not counted for purposes of the benefit amount calculation under the qualified BCPP), the additional benefits were accrued and will be paid from the Company's general assets under our unfunded, nonqualified Supplemental Pension Plan (SUPP). Because the benefit definition in the SUPP is a derivative of that contained in the BCPP described above, the benefit freeze adopted for the qualified plan at year-end 2009 effected a similar freeze in further benefit accruals under the SUPP as of the same date.
The Supplemental Early Retirement Plan
Under our unfunded, nonqualified Supplemental Early Retirement Plan (SERP), an officer was eligible for benefits under the plan if the officer: (i) was an officer of OfficeMax immediately prior to the 2004 acquisition from OfficeMax of assets that are now Boise Cascade Company; (ii) is 55 years old or older (or 58 years old or older for officers elected on or after June 1, 2004 and before October 29, 2004); (iii) has ten or more years of service; (iv) has served as an officer for at least five full years; and (v) retires before the age of 65 (or in certain cases age 62). Eligible officers retiring prior to age 65 receive an early retirement benefit from the SERP which, in combination with their benefit under the BCPP and the SUPP, equals the benefit calculated under the BCPP and the SUPP without reduction due to the officer's early retirement. Because the benefit definition in the SERP is a derivative of that contained in the BCPP described above, the benefit freeze adopted for the pension at year-end 2009 effected a similar freeze in further benefit accruals under the SERP. Benefits payable under the SERP are offset in part by benefits payable under a similar plan maintained by OfficeMax. Mr. Rancourt is the only named executive officer eligible for benefits under the SERP.
The Present Value of Pension Benefits
The aggregate, present value of pension defined benefits as of December 31, 2020, for each of our named executive officers under each plan are disclosed in the table found under the heading “Pension Benefits” of this CD&A. Changes in the present value for the pension benefits for each named executive officer are disclosed in footnote 5 to the “Summary Compensation Table.”
Boise Cascade Company Savings Plan
The Company maintains a 401(k) defined-contribution savings plan for all of its U.S. salaried employees, including its named executive officers. Under the plan, eligible employees electing to participate may contribute up to 50% of their pretax income, subject to Internal Revenue Service (IRS) rules limiting an individual's total contributions and the application of IRS tests designed to ensure that the plan does not discriminate in favor of highly compensated employees.
Since January 2013, the Company has provided a contribution to each salaried employee's 401(k) account for each pay period in an amount equal to 4% of the employee's eligible wages (base salary and short-term incentive compensation) for the period. If the Company's EBITDA meets or exceeds targets specified by the compensation committee and the board of directors, the Company is able to make additional discretionary contributions in an amount up to 2%, 3%, or 4% of the employee's wages, depending on the affected employee's number of years of service. For 2020, the compensation committee and the board set an EBITDA performance threshold of $175 million and maximum of $250 million. The Company approved a payout scale so that when performance falls between the threshold and maximum levels linear interpolation is used to determine the actual award. Amounts in excess of IRS annual limitations on the amount of income on which Company contributions may be made to qualified defined contribution retirement plans are paid to participants as taxable cash compensation and/or credited to the participant's deferred compensation account. In 2020, the Company’s performance, after discretionary adjustments made by the compensation committee, was at $436 million. All of our named executive officers participate in the plan.
Amounts deferred under this plan by the named executive officers are included in the salary disclosure in the “Summary Compensation Table,” and amounts contributed by the Company to the account of a named executive officer under the plan are included in the “All Other Compensation” column in the “Summary Compensation Table.”
Nonqualified Deferred Compensation Plan
Under the Boise Cascade Company Deferred Compensation Plan, participating employees irrevocably elect each year to defer receipt of a portion of their base salary and incentive compensation. A participant's account is credited with an amount equal to what the Company's 401(k) contribution would have been if the money had not been deferred and with imputed interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. Participants may receive payment of their deferred compensation plan balance in a lump sum or in installments over a specified period of years following the termination of their employment with the Company, or can elect distributions of in-service account deferrals prior to termination, as specified in the plan. Amounts deferred under this plan in any

EXECUTIVE COMPENSATION
relevant year or contributed to the account under the plan by any of our named executive officers are disclosed in the “2020 Nonqualified Deferred Compensation Table.”
Salaried Employee Life Insurance Plan and Officers' Supplemental Life Plan
The Company maintains two plans under which Company-paid life insurance is made available to its officers. Under its Salaried Employee Life Insurance Plan in which all of our salaried employees participate, the Company provides, at its expense during each salaried employee's period of employment, life insurance in an amount equal to 1.5 times the employee’s base salary up to a maximum of $250,000, with the exception of Mr. Stokes, whose coverage amount is $50,000. All of our named executive officers participate in this plan.
Mr. Stokes participates in our Officers' Supplemental Life Plan, which is closed to new participants, and under which a Company-paid life insurance benefit during employment is provided in an amount equal to two times the officer's base salary, less $50,000. In 2020, because there was sufficient cash value in his policy to support the face amount, no premium was required.
Amounts paid by the Company for the coverage provided to each of our named executive officers is reported in the column titled “All Other Compensation” in the “Summary Compensation Table.”
Agreements with Named Executive Officers
The Company does not have employment agreements with any of its named executive officers other than the severance agreements described in this section.
The Company entered into severance agreements with each of the named executive officers to maintain operating continuity in the event of a change of control. The Company entered into new or revised severance agreements with each of its named executive officers serving at the end of 2020 as of the dates below:
Jorgensen:	February, 2019
Rancourt:	August, 2016
Stokes:	August, 2016
Brown:	February, 2019
Twedt	November, 2020
The severance agreements generally are effective until the second January 31st following their effective date (second anniversary). Unless the Company gives notice of non-extension 60 days prior to the second anniversary or each anniversary thereafter, the term of each severance agreement will be automatically extended for an additional year. Notice was not given prior to the anniversary date in 2021. Accordingly, the term of such agreements has now been extended to 2022.
The severance agreements for the named executive officers provide that in the event of a “qualifying termination” (meaning any termination with the exception of a termination (i) by the Company for cause or disability; (ii) by the employee other than for good reason (as described in the severance agreement); or (iii) as a result of the employee's death), an employee will be entitled to receive (a) his or her full base salary through the date of termination, a STIP payment for the year of termination based on the plan's actual payout for the year and pro-rated to reflect the portion of the year expired, and all other compensation to which he or she is then entitled; (b) a lump-sum severance payment equal to two times the sum of the employee's annual base salary plus target STIP for the year in which the termination occurs; and (c) a lump-sum amount equal to the value of such employee's unused and accrued time off, less any advanced time off, in accordance with the applicable time-off policy in effect on the termination date. Additionally, the severance agreements provide for the named executive officers, in the event of a qualifying termination, a lump sum payment equal to 18 times the monthly Company-paid premium amount for all life, disability, accident, and healthcare plans, programs, or arrangements, payment of the premium under the Company's Supplemental Life Plan for 24 months following the termination date, and if applicable, receipt of the monthly benefit that such employee would have been entitled to receive under the SERP as if such employee had satisfied the age and service requirements under the SERP as of his or her termination date. The higher levels of severance benefits are generally reserved for those officers at the level of senior vice president and higher, which includes all of our named executive officers.
In the event of a change in control, the agreements require a second trigger of a qualifying termination from employment before benefits are payable.
The severance agreements provide that in the event of a non-qualifying termination, the employee will be entitled to receive his or her full base salary through the date of termination, plus all other compensation to which he or she is then entitled. In the event of a failure to perform duties as a result of incapacity due to physical or mental illness or injury, the employee will be entitled to continue to receive the full base salary until such time as employment is terminated due to disability. No severance payments or continuation of healthcare benefits beyond the date of termination are provided for under such circumstances.
In consideration of the severance payments described above, each severance agreement contains confidentiality and non-solicitation provisions, and a general release of all claims against the Company and its affiliates, as a condition of payment of benefits under the severance agreement.
Role of Tax Considerations
Section 162(m) of the tax code limits the tax deductibility of compensation paid to our chief executive officer and certain other executive officers to

EXECUTIVE COMPENSATION
$1 million per officer in any taxable year. Effective for taxable years beginning after December 31, 2017, the exception from Section 162(m)’s deduction limit for “performance-based” compensation has been repealed, unless the compensation qualifies for certain transition relief. The compensation committee retains the flexibility and discretion to structure compensation programs and authorize compensation that may not be deductible, including as a result of the changes made to Section 162(m) of the tax code, as described above. This flexibility is necessary for elements of the Company’s success, such as attracting and retaining talented executives and rewarding achievement of the Company’s strategic objectives.
Summary Compensation Table
The following table presents compensation information for Messrs. Jorgensen, Rancourt, Stokes, and Brown and Ms. Twedt for 2020, and where applicable 2019 and 2018:
Officer Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Non-equity Incentive Plan Compensation(3) ($)	Change in Pension Value / Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Nate Jorgensen(6) CEO & Director	2020	809,521	2,214,994	1,926,238	—	83,217	5,033,970
	2019	466,846	499,980	358,201	—	45,905	1,370,932
Thomas Corrick Former CEO & Director	2020	242,306	—	490,673	310,148	92,098	1,135,225
	2019	896,346	1,780,002	923,237	193,963	144,399	3,937,947
	2018	854,615	1,699,958	1,076,815	51,678	177,433	3,860,499
Wayne Rancourt EVP, Chief Financial Officer, and Treasurer	2020	565,665	500,022	1,018,198	182,834	81,298	2,348,017
	2019	524,388	1,023,380	432,096	264,720	579,401	2,823,985
	2018	499,885	499,983	503,884	5,596	90,327	1,599,675
Nick Stokes EVP, Building Materials Distribution	2020	546,315	500,022	983,368	49,669	82,077	2,161,451
	2019	507,031	499,980	478,637	239,465	78,159	1,803,272
	2018	482,885	499,983	355,403	4,742	108,640	1,451,653
Mike Brown(6) EVP, Wood Products	2020	439,646	500,022	785,932	11,370	60,837	1,797,807
	2019	387,277	449,982	302,356	52,581	49,755	1,241,951
Jill Twedt(6) SVP, General Counsel	2020	412,892	299,984	506,310	1,215	46,036	1,266,437
(1)
Includes amounts deferred under our savings plan and our deferred compensation plan. See “Boise Cascade Company Savings Plan” and “Non-Qualified Deferred Compensation Plan” in the “CD&A” in this proxy statement.

(2)
Includes the total grant date fair value of the RSU and PSU awards granted in 2018, 2019 and 2020. The grant date value for the 2018 RSU awards is $43.05 per share, for the 2019 RSU awards is $29.48 per share, and for the 2020 RSU awards is $36.45. The 2018 PSUs were awarded by the compensation committee at 1.0 times target with a grant date fair value of $43.05 per share with the exception of Mr. Rancourt who was awarded .84 times target. The 2019 PSUs were awarded by the compensation committee at .93 times target with a grant date fair value of $29.48 per share. In 2019, Mr. Rancourt received a special equity award of 20,000 shares with a grant date fair value of $26.17. The 2020 PSU grant, assuming achievement of the maximum performance levels, would be as follows: Mr. Jorgensen - $2,214,994; Mr. Rancourt – $500,022; Mr. Stokes – $500,022; Mr. Brown – $500,022; Ms. Twedt – $299,984. The 2020 PSUs were awarded by the compensation committee at 2.0 times target with a grant date fair value of $36.45 per share.

(3)
Represents total payment of awards under our STIP for each year reported. The specific financial goals and performance objectives at corporate and business unit levels of the STIP are described under “STIP” in the “CD&A.” The amounts reported in this column include amounts deferred under our savings plan and our deferred compensation plan.

EXECUTIVE COMPENSATION
(4)	Amounts disclosed in this column include the following:(a)
Officer	Year	Change in Pension Value(a) ($)	Nonqualified Deferred Compensation Earnings(b) ($)	Total
(a)   Pension benefits for officers have been frozen since December 31, 2009, and no additional benefits are being earned. The changes reported in this column reflect the changes in actuarial assumptions that increase or decrease the present value of the named executive officers' benefits under all pension plans established by the Company using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements. Years with decreases in the present value of pension amounts are treated as $0 such that only the nonqualified deferred compensation earnings appear in the Summary Compensation Table.

(b)   The amounts reported in this column reflect the above‐market portion of the interest earned on deferred compensation for our named executive officers.

Thomas Corrick	2020	234,393	75,755	310,148
	2019	132,791	61,172	193,963
	2018	-166,070	51,678	-114,392
Wayne Rancourt	2020	164,352	18,482	182,834
	2019	249,305	15,415	264,720
	2018	-99,759	5,596	-94,163
Nick Stokes	2020	43,843	5,826	49,669
	2019	234,686	4,779	239,465
	2018	-164,527	4,742	-159,785
Mike Brown	2020	-1,995	11,370	9,375
	2019	44,913	7,668	52,581
Jill Twedt	2020	—	1,215	1,215
For more information concerning the pension plans and deferred compensation plans in which our named executive officers participate, see “Boise Cascade Pension Plan” and “Nonqualified Deferred Compensation Plan” under “Other Compensation and Benefit Plans” in this proxy statement.
(5)	Amounts disclosed in this column include the following and exclude perquisites since all amounts were below $10,000 for the named executive officers:
Officer	Year	Company Contributions to Savings Plans(a) ($)	Company-Paid Portion of Executive Officer Life Insurance(b) ($)	Total ($)
Nate Jorgensen	2020	81,740	1,477	83,217
Thomas Corrick	2020	91,305	793	92,098
Wayne Rancourt	2020	79,821	1,477	81,298
Nick Stokes	2020	81,996	81	82,077
Mike Brown	2020	59,360	1,477	60,837
Jill Twedt	2020	45,382	654	46,036
(6)	Messrs. Jorgensen and Brown became named executive officers in 2019. Ms. Twedt became named executive officer in 2020.
(a)
See “Boise Cascade Company Savings Plan” and “Nonqualified Deferred Compensation Plan” under “Other Compensation and Benefit Plans” in the “CD&A” in this proxy statement for a description of these plans. Amounts included in the contributions reported in this column that exceeded IRS annual limitations on Company contributions to qualified defined contribution retirement plans were paid to the named executive officer as taxable cash compensation.

(b)
See “Salaried Employee Life Insurance Plan and Officers' Supplemental Life Plan” under “Agreements with named executive officers” in the CD&A in this proxy statement for a description of the Company‐paid life insurance plans under which these costs were incurred.

EXECUTIVE COMPENSATION
2020 Grants of Plan-Based Awards
The following table presents information concerning each grant of a non-equity and equity award made to our named executive officers in 2020 under our STIP and 2016 Incentive Plan. Mr. Corrick, our former chief executive officer, did not receive any awards in 2020 as a result of his March 2020 retirement.
Name Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Units Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Nate Jorgensen
Non-Equity Award(1)		214,026	856,105	1,926,238
Equity Award - PSUs(2)	3/2/2020				15,192	30,384	60,768		1,107,497
Equity Award - RSUs	3/2/2020							30,384	1,107,497
Wayne Rancourt
Non-Equity Award(1)		113,133	452,532	1,018,198
Equity Award - PSUs(2)	3/2/2020				3,430	6,859	13,718		250,011
Equity Award - RSUs	3/2/2020							6,859	250,011
Nick Stokes
Non-Equity Award(1)		109,263	437,052	983,368
Equity Award - PSUs(2)	3/2/2020				3,430	6,859	13,718		250,011
Equity Award - RSUs	3/2/2020							6,859	250,011
Mike Brown
Non-Equity Award(1)	87,326		349,303	785,932
Equity Award - PSUs(2)	3/2/2020		3,430	6,859	13,718	250,011
Equity Award - RSUs	3/2/2020		6,859	250,011
Jill Twedt
Non-Equity Award(1)		56,257	225,026	506,310
Equity Award - PSUs(2)	3/2/2020				2,058	4,115	8,230		149,992
Equity Award - RSUs	3/2/2020							4,115	149,992
(1)
Reflects the potential threshold, target, and maximum incentive awards for the named executive officers for 2020 under our STIP as described above in “Short Term Incentive Plan” in the “CD&A” in this proxy statement. The named executive officers' actual incentive awards earned in 2020 are disclosed in the “Non-equity Incentive Plan Compensation” column of the “Summary Compensation Table.” All awards earned under the STIP were paid in February 2021 calculated based on the actual salary earned in 2020.

(2)
Reflects the potential threshold, target, and maximum incentive awards for the named executive officers for 2020 PSUs under the 2016 Incentive Plan. One hundred percent of the PSUs time vest on March 1, 2023. For further information on the terms of these incentive awards, refer to “LTIP Awards” in the “CD&A” in this proxy statement.

(3)	The values listed in this column represent the accounting grant date fair value of the target RSUs and the target PSUs (at $36.45 per share) at the time of award.

EXECUTIVE COMPENSATION
2020 Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning the 2020, 2019, and 2018 awards made to our named executive officers under the 2016 Incentive Plans that had not vested as of December 31, 2020.
	Stock Awards
Name Type of Award	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(6) ($)
(1) On March 2, 2020, our Compensation
Committee awarded our named executive officers the 2020 PSUs listed herein which represent the actual amounts earned at 2.00 times target and include the unvested portion of these awards as of December 31, 2020. The 2020 PSUs will vest and distribute on March 1, 2023.

(2) On March 2, 2020, our Compensation Committee awarded our named executive officers the 2020 RSUs listed herein. One‐third vested on March 1, 2021, the second third vests on March 1, 2022, and the final one‐third will vest on March 1, 2023. On February 22, 2019, our Compensation Committee awarded our named executive officers the 2019 RSUs listed herein. One third vested on March 1, 2020, the second third vested March 1, 2021, and the final third will vest on March 1, 2022. On February 22, 2018, our Compensation Committee awarded our named executive officers the 2018 RSUs listed herein. One‐third vested on March 1, 2019, one‐third vested on March 1, 2020, and the final one‐third will vest on March 1, 2021.

(3) On February 22, 2019, our Compensation Committee awarded our named executive officers the 2019 PSUs listed herein which represent the actual amounts earned at .93 times target and include the unvested portion of these awards as of December 31, 2020. The 2019 PSUs will vest and distribute on March 1, 2022.

(4) On February 22, 2018, our Compensation Committee awarded our named executive officers the 2018 PSUs listed herein which represent actual amounts vested earned at 1.0 times target, as well as 0.84 times target for Messrs. Corrick and Rancourt, and include the unvested portions of these awards as of December 31, 2020. The 2018 PSUs vest and distribute on March 1, 2021.

(5) Mr. Rancourt received a special leadership retention award in 2019 that will vest in December 31, 2022.

(6) Market value based on the closing price for Boise Cascade Company stock on December 31, 2020, of $47.80 per share

Nate Jorgensen
2020 Officer PSU(1)	60,768	2,904,710
2020 Officer RSU(2)	30,384	1,452,355
2019 Officer PSU(3)	7,886	376,951
2019 Officer RSU(2)	5,653	270,213
2018 Officer PSU(4)	3,484	166,535
2018 Officer RSU(2)	1,161	55,496
Thomas Corrick
2019 Officer PSU(3)	9,359	449,081
2018 Officer PSU(4)	11,057	528,525
Wayne Rancourt
2020 Officer PSU(1)	13,718	655,720
2020 Officer RSU(2)	6,859	327,860
2019 Officer PSU(3)	7,886	376,951
2019 Officer RSU(2)	5,653	270,213
2019 Special RSU(5)	20,000	956,000
2018 Officer PSU(4)	4,878	233,168
2018 Officer RSU(2)	1,935	92,493
Nick Stokes
2020 Officer PSU(1)	13,718	655,720
2020 Officer RSU(2)	6,859	327,860
2019 Officer PSU(3)	7,886	376,951
2019 Officer RSU(2)	5,653	270,213
2018 Officer PSU(4)	5,807	277,575
2018 Officer RSU(2)	1,935	92,493
Mike Brown
2020 Officer PSU(1)	13,718	655,720
2020 Officer RSU(2)	6,859	327,860
2019 Officer PSU(3)	7,098	339,284
2019 Officer RSU(2)	5,088	243,206
2018 Officer PSU(4)	3,484	166,535
2018 Officer RSU(2)	1,161	55,496
Jill Twedt
2020 Officer PSU(1)	8,230	393,394
2020 Officer RSU(2)	4,115	196,697
2019 Officer PSU(3)	3,943	188,475
2019 Officer RSU(2)	2,826	135,083
2018 Officer PSU(4)	2,033	97,177
2018 Officer RSU(2)	677	32,361

EXECUTIVE COMPENSATION
2020 Stock Vested
The following table reflects the number of stock awards vested in 2020:
	Stock Awards		(1) Calculated using the closing price of our common stock on the New York Stock Exchange on the vest date of March 2, 2020 ($35.48).
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Nate Jorgensen	9,433	334,683
Thomas Corrick	64,874	2,301,730
Wayne Rancourt	18,764	665,747
Nick Stokes	20,320	720,954
Mike Brown	9,150	324,642
Jill Twedt	4,228	150,009
2020 Pension Benefits
Pension benefits for officers are frozen, and no additional benefits are being earned. The following table reflects the present value of accumulated benefits payable, including the number of years of service credited to each of the officers who are participants in the Boise Cascade Pension Plan under our defined benefit pension plans. No amounts were distributed to any of them during 2020 under the BCPP, the SUPP, or the SERP. For more information concerning our pension plans, see “Boise Cascade Pension Plan” under “Other Compensation and Benefit Plans” in the CD&A in this proxy statement.
Officer	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
(1) Number of years credited service for Messrs. Corrick, Rancourt, Stokes, and Brown include amounts attributable to employment with OfficeMax prior to the Forest Products Acquisition.

(2) These values were calculated on the same basis and using the same assumptions used in the Company's financial statements, except that the assumed retirement age for Mr. Rancourt is based on the earliest age at which he could qualify for retirement under the SERP. Please refer to Note 12 in our 2020 audited financial statements contained in our Annual Report on Form 10-K for a discussion of such assumptions.

(3) The Boise Cascade Company Pension Plan terminated effective August 31, 2020. Mr. Corrick was a retiree receiving an annuity at the time of the plan termination. His monthly benefit was transferred to Prudential as of January 2021 and ceased Boise Cascade's obligation at that time. Messrs. Rancourt, Stokes and Brown elected to receive their benefit in the form of a lump sum payment. As a result, their present value pension amount for this account is $0.

Thomas Corrick	BCPP(3)	29	1,291,249	47,415
	SUPP	29	513,122	30,970
Wayne Rancourt	BCPP(3)	25	0	$890,361
	SUPP	25	310,909
	SERP	25	405,740
Nick Stokes	BCPP(3)	31	0	$1,302,313
	SUPP	31	826,574
Mike Brown	BCPP(3)	10	0	$235,049
	SUPP	10	19,233

EXECUTIVE COMPENSATION
2020 Nonqualified Deferred Compensation
Earnings on contributions and preexisting plan balances continued to accrue during 2020 in accordance with the terms of the deferred compensation plan. No withdrawals or distributions were made from the plan by any of our named executive officers during 2020. In 2020, contributions to the deferred compensation plan received from the Company included a 4% base contribution and applicable discretionary contribution to simulate the base contribution and discretionary contribution in the 401(k) plan. Aggregate earnings and year-end plan balances for each of the named executive officers who participate in the plan are disclosed in the table below:
Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Thomas Corrick	—	8,847	135,752	—	3,556,969
Wayne Rancourt	—	—	33,124	—	867,514
Nick Stokes	—	—	10,442	—	273,467
Mike Brown	94,573	3,783	20,126	—	570,178
Jill Twedt	41,289	1,652	2,055	—	77,241
(1)	Amount included in the “Salary” and “Non-equity Incentive Plan Compensation” columns of the “Summary Compensation Table” based on the participant's election for each deferral source.
(2)	Amounts included in the “All Other Compensation” column of the “Summary Compensation Table.”
(3)	The above-market portion of the interest earned is included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.
(4)	The amounts reported in this column (with the exception of any amounts that are not above-market earnings) have been reported for applicable years in the “Summary Compensation Table.”
For more information concerning our nonqualified deferred compensation plan, see “Nonqualified Deferred Compensation” under “Other Compensation and Benefit Plans” in this proxy statement.
Potential Payments upon Termination or Change in Control
The following tables reflect an estimate of the compensation the Company would have been required to pay to each of its named executive officers under the compensation plans, contracts, agreements, and arrangements between each such individual and the Company for:
•	Voluntary termination with good reason or involuntary termination by the Company without cause;
•	A change in control without adoption of a replacement plan or assumption of the existing obligations;
•	Death or disability; or
•	Retirement, as applicable.
The amounts shown assume that such termination or change in control was effective as of December 31, 2020. The actual amounts the Company would have been required to pay on other dates may be determined only at the time of separation from the Company or the change in control and will accordingly vary from those disclosed here, which are based on a hypothetical December 31, 2020, termination. The amounts disclosed here do not include amounts earned by the named executive officer through that time as base salary, any bonuses approved by the compensation committee prior to that date, and payments earned prior to that date such as 2020 awards earned pursuant to our STIP because neither their amount nor the timing of the payment is affected by the fact or the nature of the termination of employment. In addition, the disclosure does not include amounts payable pursuant to the 401(k), deferred compensation, or pension plans, which are disclosed elsewhere in the CD&A and accompanying tables. Mr. Corrick did not receive any special payments beyond his previously disclosed awards earned and entitled benefits as a result of his retirement.
The availability of severance payments and continued healthcare and insurance benefits beyond termination of employment is contractually conditioned for each of our named executive officers on their provision to the Company of a release of claims arising from their employment and the termination thereof and their performance of contractual confidentiality, non-solicitation, and non-disparagement obligations contained in their severance agreements with the Company, as well as payment of applicable contributions for healthcare and insurance

EXECUTIVE COMPENSATION
benefits. The payments described in the tables and textual materials that follow are provided by severance agreements and the terms of the 2016 Incentive Plan. For a description of these contractual arrangements, see “LTIP Awards” and “Agreements with Named Executive Officers” in the CD&A.
Nate Jorgensen
Benefit	Qualified Termination(1) ($)	Change in Control(2) ($)	Death or Disability(3) ($)
Base Salary (2 x annual base salary)	1,750,000	—	—
STIP (2x target)	1,925,000	—	—
LTIP	—	5,226,260	5,226,260
Insurance - healthcare, life, disability, and accident (18 months)	28,063	—	—
TOTAL	3,703,063	5,226,260	5,226,260
Wayne Rancourt
Benefit	Qualified Termination(1) ($)	Change in Control(2) ($)	Death or Disability(3) ($)
Base Salary (2 x annual base salary)	1,112,600	—	—
STIP (2x target)	890,080	—	—
LTIP	—	2,912,405	2,912,405
Insurance - healthcare, life, disability, and accident (18 months)	20,089	—	—
TOTAL	2,022,769	2,912,405	2,912,405
Nick Stokes
Benefit	Qualified Termination(1) ($)	Change in Control(2) ($)	Death or Disability(3) ($)	Retirement(4) ($)
Base Salary (2 x annual base salary)	1,092,200	—	—	—
STIP (2x target)	873,760	—	—	—
LTIP	—	2,000,812	2,000,812	955,396
Insurance - healthcare, life, disability, and accident (18 months)	17,996	—	—	—
Insurance Premium - Term Life (24 months)(5)	0
TOTAL	1,983,956	2,000,812	2,000,812	955,396
Mike Brown
Benefit	Qualified Termination(1) ($)	Change in Control(2) ($)	Death or Disability(3) ($)
Base Salary (2 x annual base salary)	903,800	—	—
STIP (2x target)	723,040	—	—
LTIP	—	1,788,101	1,788,101
Insurance - healthcare, life, disability, and accident (18 months)	12,487	—	—
TOTAL	1,639,327	1,788,101	1,788,101

EXECUTIVE COMPENSATION
Jill Twedt
Benefit	Qualified Termination(1) ($)	Change in Control(2) ($)	Death or Disability(3) ($)
Base Salary (2 x annual base salary)	852,000
STIP (2x target)	468,600
LTIP	1,043,187	1,043,187
Insurance - healthcare, life, disability, and accident (18 months)	11,143
TOTAL	1,331,743	1,043,187	1,043,187
(1)
A Qualified Termination includes voluntary termination with good reason and involuntary termination without cause. The benefits are payable pursuant to the severance agreement with each named executive officer as described under “Agreements with Named Executive Officer” in the “CD&A.”

(2)
In the event of change in control in which LTIP awards are not replaced by equivalent awards, the time-based LTIP awards vest immediately in full. The value represents the aggregate market value of the unvested awards presented under the “2020 Outstanding Equity Awards at Fiscal Year-End” Table.

(3)
In the event of death or disability, the time-based LTIP awards vest immediately in full. The value represents the aggregate market value of the unvested awards presented under the “2020 Outstanding Equity Awards at Fiscal Year-End” Table.

(4)
In the event of retirement on December 31, 2020, pursuant to the respective award agreements, the unvested LTIP awards vest on a prorated basis according to the number of months that have elapsed in the vesting period prior to retirement. The value represents the prorated units as of December 31, 2020.

(5)	In 2020, because there was sufficient cash value in Mr. Stokes’ policy to support the face amount, no premium was required.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annualized chief executive officer total compensation of Nate Jorgensen, who became our chief executive officer in March 2020:
For 2020, our last completed fiscal year:
•	The annual total compensation of our median employee (excluding our chief executive officer and our employees in the UK and Canada) was $55,952; and
•
The annualized total compensation of our chief executive officer was $5,078,295. To calculate our chief executive officer’s annualized compensation, we used the 2020 amounts reflected in the Summary Compensation Table except for salary where we used the annualized salary of $850,000 for service prior to his November 2020 salary increase.

Based on this information, we estimate that the annual total compensation of Mr. Jorgensen, our chief executive officer, was approximately 91 times that of our median employee in 2020.
We identified our median employee by preparing a list of all our employees (excluding our chief executive officer and our employees in the UK and Canada) as of December 31, 2020. We then collected the information necessary to calculate Medicare taxable income for the year ended December 31, 2020, as will be reported to the IRS on Form W-2 for the employees included in such list.
We did not include our employees in the UK and Canada in determining our median employee, as they accounted for less than 5% of our total employee population as of December 31, 2020. As of December 31, 2020, we had a total of 5,957 employees, comprised of 5,826 U.S.-based employees, 130 employees in Canada, and 1 employee in the United Kingdom.
The pay ratio included above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and the methodology described above. The SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

INFORMATION ABOUT OUR ANNUAL SHAREHOLDERS' MEETING AND VOTING
INFORMATION ABOUT OUR ANNUAL SHAREHOLDERS' MEETING AND VOTING
Internet Availability of Proxy Materials, Annual Reports, and Other Reports and Policies
You may view a complete copy of our proxy statement and 2020 Annual Report by visiting www.proxyvote.com. Please have your 12-digit control number available. Your 12-digit control number can be found on your Notice of Internet Availability of Proxy Materials. If you received a paper copy of your proxy materials, your 12-digit control number can be found on your proxy card or voting instruction card.
You may view complete copies of all of our SEC filings, including Annual Reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and certain financial information, by visiting our website at www.bc.com and selecting Investors and then SEC Filings.
Record Date and Voting at Our 2021 Annual Shareholders' Meeting
Shareholders owning our common stock at the close of business on March 8, 2021 (the Record Date), may vote online during the virtual annual meeting. On the Record Date, 39,330,313 shares of our common stock were outstanding. Each share is entitled to one vote on each matter to be voted upon at the annual meeting.
All valid proxies properly executed and received by us prior to our annual meeting will be voted as you direct. If you do not specify how you want your shares voted, they will be voted:
•	FOR the election of the four director nominees to serve as Class II directors and hold office for a one-year term expiring at the annual meeting in 2022;
•	FOR the advisory vote to approve executive compensation;
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.
Your shares will also be voted on any other matters presented for a vote at the annual meeting in accordance with the judgment of the persons acting under the proxies. You may revoke your proxy and change your vote at any time before the annual meeting by submitting a written notice to our corporate secretary, by mailing a later-dated and properly executed proxy, or by voting online live during the virtual annual meeting.
Quorum
A quorum is necessary to hold a valid meeting. A quorum will exist if shareholders holding a majority of the shares of our common stock outstanding and entitled to vote at the annual meeting are present online or by proxy. Shareholders have no right to cumulative voting as to any matter, including the election of directors. Abstentions and broker nonvotes will be treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. A broker nonvote occurs when a broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner or when it has discretionary power but declines to use it. Brokers do not have discretionary voting power on nonroutine matters. Proposal No. 3, the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2021, is the only routine matter for consideration at the annual meeting.
Independent Tabulator
We have appointed Broadridge Financial Solutions Inc. (Broadridge) as our independent tabulator to receive and tabulate all votes cast at the annual meeting. Broadridge will determine whether a quorum is present.
Independent Inspector of Election
We have appointed Broadridge, as our independent inspector of election to certify the vote results.

INFORMATION ABOUT OUR ANNUAL SHAREHOLDERS' MEETING AND VOTING
Proxy Solicitation
Our board of directors is soliciting your proxy. Our employees and directors may solicit proxies by mail, telephone, email, or online. Our employees and directors will not receive additional compensation for these activities and the entire cost of this solicitation will be borne by us. In addition, Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902 (“Morrow Sodali”), will assist us in the solicitation of proxies. We will pay $7,500 in fees, plus expenses and disbursements, to Morrow Sodali for its proxy solicitation services.
Householding of Annual Meeting Materials
Some banks, brokers, and other record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of our proxy materials or Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of such documents to you if you contact the Broadridge Householding Department at the following address:
Broadridge Householding Department
51 Mercedes Way
Edgewood, NY 11717
Toll-Free Number: 1-800-542-1061
If you want to receive multiple copies of our proxy materials or Notice of Internet Availability of Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other record holder, or you may contact the Broadridge Householding Department at the address and phone number shown.
Shareholder Proposals for Inclusion in Next Year's Proxy Statement
According to SEC rules, to be considered for inclusion in next year's proxy statement, our corporate secretary must receive shareholder proposals at the address shown below no later than November 26, 2021:
Boise Cascade Company
Attention: Corporate Secretary
1111 West Jefferson Street, Suite 300
Boise, ID 83702
Additionally, our bylaws require that our corporate secretary must receive notice of any nominations for director or other business a shareholder proposes to bring before our next annual meeting no earlier than January 6, 2022, and no later than February 5, 2022.
Please refer to Article II, Section 11 of our bylaws for an outline of the information a shareholders' notice must include regarding director nominees and other business to be brought before a shareholders' meeting. For proposals or nominations that are not timely filed, we retain discretion to vote proxies we receive, provided that (a) we include in our proxy statement advice to the stockholders on the nature of the proposal and how we intend to direct our voting discretion and (b) the proponent does not issue a separate and appropriate proxy statement.
You may view a complete copy of our bylaws by visiting our website at www.bc.com and selecting Investors, Leadership and Governance and then Bylaws.
If You Plan to Attend
If you plan to attend the virtual annual meeting, please visit www.virtualshareholdermeeting.com/BCC2021. Please note that you will need the 12-digit control number included on your Notice of Internet Availability or, if you received a paper copy of the proxy materials, on your proxy card in order to access the virtual annual meeting.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/05/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BCC2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/05/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR Items 1, 2, and 3:

1. Election of Directors

Nominees

	For	Against	Abstain
1a. Nate Jorgensen	☐	☐	☐
1b. Richard Fleming	☐	☐	☐
1c. Mack Hogans	☐	☐	☐
1d. Christopher McGowan	☐	☐	☐

	For	Against	Abstain
2. Advisory vote approving the Company's executive compensation.	☐	☐	☐
3. To ratify the appointment of KPMG as the Company's external auditors for the year ending December 31, 2021.	☐	☐	☐

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000482864_1 R1.0.0.171

Boise Cascade Company

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 6, 2021
9:30 a.m. Mountain Daylight Time

Online Live Via Webcast At:
www.virtualshareholdermeeting.com/BCC2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and our Annual Report on Form 10-K are available at www.proxyvote.com

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 6, 2021.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, and 3.

By signing the proxy, you revoke all prior proxies and appoint Jill Twedt, Kelly Hibbs, and Wayne Rancourt, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

0000482864_2 R1.0.0.171